UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

LIFE CARE MEDICAL DEVICES LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-54632	98-0576696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue Suite 905 New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 860-4514

Health In Harmony, Inc. 464 Gorge Road, #3E Cliffside Park, New Jersey 07910
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Current Report on Form 8-K carefully; especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Current Report on Form 8-K are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report on Form 8-K will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 29, 2013, Life Care Medical Devices Limited (formerly known as Health In Harmony Inc.; “LCMD Nevada”), a Nevada corporation, entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Life Care Medical Devices Limited (“LCMD Hong Kong”), a Hong Kong SAR corporation, and the beneficial stockholders of LCMD Hong Kong identified in the Exchange Agreement (the “LCMD Hong Kong Stockholders”), pursuant to which the LCMD Hong Kong Stockholders exchanged all of their beneficially owned shares of LCMD Hong Kong common stock for an aggregate of 29,200,000 shares of common stock, par value $0.001 per share, of LCMD Nevada (the “Common Stock”). At the closing of the Exchange Agreement, LCMD Hong Kong became a wholly-owned subsidiary of LCMD Nevada.

All shares of Common Stock issued pursuant to the Exchange Agreement were restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). The LCMD Hong Kong Stockholders represented that they acquired said shares for investment purposes only and without the intent to make a further distribution of such shares. All shares of Common Stock issued under the terms of the Exchange Agreement were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Concurrently with the closing of the transactions contemplated by the Exchange Agreement (the “Closing”), Tungsten 74 LLC (“Tungsten”), the owner of 8,000,000 restricted shares of LCMD Nevada’s Common Stock, representing 57.97% of LCMD Nevada’s outstanding shares of Common Stock immediately prior to the Closing, delivered to LCMD Nevada for cancellation all of such shares, and Tungsten ceased being a stockholder of LCMD Nevada.

Dr. Nickolay Kukekov, LCMD Nevada’s Chief Executive Officer until the Closing and a director, is a non-controlling member of Tungsten and of Chromium 24, LLC, which held approximately 8.47% of LCMD Nevada’s Common Stock pre-Closing and holds approximately 2.2% of LCMD Nevada’s Common Stock post-Closing. Tungsten is controlled by Viacheslav Kriventsov and Chromium 24, LLC is controlled by John Kalem. Dr. Kukekov further directly beneficially owned approximately 7.5% of LCMD Hong Kong pre-Closing and directly beneficially owns approximately 6.3% of LCMD Nevada’s Common Stock post-Closing. Glenn Foley, LCMD Hong Kong’s Chairman and Executive Director and LCMD Nevada’s Chief Executive Officer and a director, owns approximately 7.7% of LCMD Nevada’s Common Stock post-Closing. Arthur Malvett, LCMD Hong Kong’s Chief Operating Officer and LCMD Nevada’s Chief Executive Officer and a director, owns approximately 7.9% of LCMD Nevada’s Common Stock post-Closing. Furthermore, each of Mr. Foley and Mr. Malvett is a Managing Director and the holder of 26% (in the case of Mr. Foley) and 49% (in the case of Mr. Malvett) of the membership interests of Medical Device International LLC, which owns approximately 21.1% of LCMD Nevada’s Common Stock post-Closing.

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ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

As disclosed elsewhere in this report, on March 29, 2013, LCMD Nevada acquired LCMD Hong Kong pursuant to the Exchange Agreement. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), immediately before the transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the transaction. Please note that the information provided below relates to the combined enterprises after the acquisition of LCMD Hong Kong by LCMD Nevada, except as otherwise indicated or as the context may require.

BUSINESS

Business Overview

As of March 29, 2013, upon the consummation of the share exchange described below, we became a development stage medical device company devoting substantially all of our present efforts to developing and commercializing our Keyhole Cup device for use in laparoscopic surgery, and our EPIOS Pain Management System, which addresses the largest segment in healthcare - pain relief. Our planned principal operations have not commenced and, accordingly, we have not derived any revenue from operations. Our wholly-owned operating subsidiary, Life Care Medical Devices Limited, a Hong Kong SAR corporation, was founded on July 23, 2010 to establish a medical device operating entity for the production and distribution of medical device technology licensed by Medical Device International Limited. Medical Device International is an intellectual property holding company majority-owned and controlled by Glenn Foley, our chief Executive Officer, and Arthur Malvett, our Chief Operating Officer, and is our single largest stockholder.

We believe we are well positioned to experience significant, sustained growth as a medical device company. Our two initial proprietary product platforms are new entrants into large sub segments of health care, and the potential expansion of those platforms offers additional opportunity for growth.

Our Corporate History and Background

We were incorporated on March 26, 2008 under the name “Health In Harmony Inc.” On March 28, 2008, we entered into an agreement with our then-President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, Tammy DuPerron, whereby we purchased a wellness program which she developed. The wellness program consisted of various physical and mental activities designed for use by the elderly. The program’s goal was to keep the elderly physically active and mentally engaged and challenged. We intended to commence business operations by marketing the wellness program to resellers who would market and present the program in their communities. Effective August 28, 2011, we entered into a Licensing Agreement with a reseller, pursuant to which we received licensing revenue of $103,000 for the year ended October 31, 2011.

On June 28, 2012, Susanna Janse Van Vuuren entered into a Stock Purchase Agreement with Ms. DuPerron, pursuant to which Ms. DuPerron sold 4,000,000 shares of our common stock held by her to Ms. Van Vuuren, representing approximately 57.97% of the total issued and outstanding shares of common stock of the Company. Also on June 28, 2012, Ms. DuPerron resigned from all of her positions with the Company, and Ms. Van Vuuren was elected as the sole director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company.

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On October 31, 2012, Ms. Van Vuuren entered into and performed a Securities Purchase Agreement pursuant to which she sold the 4,000,000 shares of common stock held by her to Tungsten 74 LLC, a Delaware limited liability company, for aggregate consideration of $311,108, or approximately $0.0778 per share, less any liabilities. The transaction is described in the Form 8-K filed by the Company with the Securities and Exchange Commission on November 16, 2012. Also on October 31, 2012, we increased to two directors the number of directors constituting the Board of Directors and appointed Dr. Nickolay Kukekov as a director to fill the vacancy created by such increased Board size, and was further appointed our Chief Executive Officer. Ms. Van Vuuren submitted her resignation as a director and as an officer and employee, effective on or about November 26, 2012, leaving Mr. Kukekov as the sole director.

On March 25, 2013, we filed an amendment to our Certificate of Incorporation to:

•	Increase the number of authorized shares of our common stock to 100,000,000;

•	Authorize 10,000,000 shares of “blank check” preferred stock; and

•	Approve a 2-for-1 forward split of our common stock.

On March 29, 2013, LCMD Nevada entered into a Share Exchange and Reorganization Agreement with LCMD Hong Kong and all of its stockholders, pursuant to which LCMD Nevada acquired all of the issued and outstanding shares of LCMD Hong Kong capital stock solely in exchange for an aggregate of 29,200,000 shares of common stock of LCMD Nevada. On the closing date, Tungsten 74 LLC, the majority stockholder of LCMD Nevada, delivered to LCMD Nevada for cancellation the 8,000,000 shares (reflecting the 2-for-1 forward split) of its Common Stock owned beneficially and of record thereby. At the closing of the transactions contemplated by the Exchange Agreement, LCMD Hong Kong became a wholly-owned subsidiary of LCMD Nevada, and we filed an amendment to our Certificate of Incorporation to change our name from Health In Harmony Inc. to Life Care Medical Devices Limited.

Our auditors have included in their report on our financial statements a "going concern" explanatory paragraph; that is to say, our financial statements have been prepared assuming that we will continue as a going concern. Given our recurring losses from operations and our lack of working capital as of March 31, 2012 and December 31, 2012, there is substantial doubt of our ability to continue as a going concern.

Our Products

Keyhole Cup

Our first product is expected to be the Keyhole Cup. The Keyhole Cup is a proprietary, patent-in-process protected device for use in laparoscopic surgery. Laparoscopic surgery enjoys global acceptance; it is the second largest medical segment with an estimated 45 million procedures performed globally and a 10% organic year on year growth rate. As a surgical access device, we believe the Keyhole Cup can be utilized on every laparoscopic procedure.

As a Class 1, non-invasive device, the Keyhole Cup is CE-Mark compliant via the Declaration of Conformity. This allows for immediate market entry in the European Union, the United Kingdom, Eastern Europe, the Middle East, Mexico, Argentina, and all Asian markets, following local registration processes.

Market Dynamics - Laparoscopic Surgery

Laparoscopic surgery, or “key-hole” surgery, is the most commonly utilized modality in surgical techniques. This technique involves the use of minimally invasive access to the body, cameras, and specially designed equipment that together allow the surgeon to complete the procedure without the need for “open access” or traditional scalpel-based techniques.

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The majority of surgeries involving the abdominal or sub-abdominal areas are eligible for the laparoscopic technique. Major organ surgery including gall bladder, small and large intestine, uterus, and fallopian tubes are all accessible through this technique.

Procedures utilizing the laparoscopic technique requires the surgeon to gain access to the abdominal cavity using either a Veress needle or a trocar device/endoscope and through that, infuse inert gas into the abdominal cavity to create a working space and provide visibility. A major concern during this access is preventing inadvertent injury to major organs or life-sustaining blood vessels.

The initial insertion of the Veress needle is, at present, a manual system in which large clamps are attached to either side of the abdomen and the abdominal wall is manually lifted. The Veress needle is then inserted through the skin and muscle of the abdomen and inert gas is injected, until the abdomen is sufficiently insufflated. Injuries resulting from insertion of the Veress needle include injuries to major blood vessels, abdominal wall hematomas, bowel perforation, and puncture of the aorta. In these incidents, the mortality rate has been reported to be as high as 21%. Additionally, there are increased hospital stays and resultant increased health care costs.

Alternative methods of gaining access to the abdominal cavity have developed as a form of risk mitigation to injury from the Veress needle access technique. These techniques, called the “Scandinavian Method” and the “Hassan Method”, involve scalpel-induced surgical openings into which blunt-tipped instruments, such as the “trocar”, are used to gain access through this “cut down” procedure. These openings are then sealed with clips or sutures, around the trocar, to prevent leakage, and the inert gas is inserted. These “cut down” techniques add additional time and steps relative to the standard Veress needle approach and have been developed primarily as an additional avenue to mitigate complications associated with the standard approach.

Keyhole Cup Products

We have currently developed two laparoscopic surgery access devices based upon our licensed technology:

•	Keyhole Cup. The Keyhole Cup is designed to provide a safer and more efficient entry into the abdominal cavity. The Keyhole Cup utilizes a dome shape and negative pressure suction from standard or suction systems to raise the abdominal wall above the critical organs without the use of manual clamps and allows for rapid access of devices. The Keyhole Cup is a sterile, single-use device, with features designed to discourage re-sterilization and re-use.

The Keyhole Cup is made from molded plastic with a port for attachment of the suction system and an injection port for the insertion of surgical equipment, such as the Veress needle. The device is placed in the center of the abdomen, a suction hose attaches to the suction port, and negative pressure suction is applied. As the abdomen rises, the Veress needle is inserted into the created space and inert gas is delivered through the Veress needle to replace the negative pressure, at which time the surgery can commence. We believe that this system will decrease the risk of injuring a vital organ.

•	Keyhole Cup Mini. The Keyhole Cup Mini is the planned second embodiment of the product and is designed to meet the needs of patients with a smaller body mass than those that would use the original Keyhole Cup size.

We are also developing a Keyhole Cup product that would provide similar access for bariatric patients, which we expect to call the Keyhole Cup Plus.

Keyhole Cup Kits

Laparoscopic surgery involves the use of many medical products, devices, and instruments. These are typically highly commoditized items available from multiple sources around the world. We intend to source these items from low cost providers and market and sell Keyhole Cup kits containing not only the Keyhole Cup product, but also many of the ancillary devices used in the procedure. Our expected ability to source these in bulk would give us the ability to sell the kit at a premium over the component costs both as a convenience value and as a reduction in the potential for contamination while opening multiple packages.

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We believe that providing the market with a family of products enhances our image and generates multiple revenue sources.

EPIOS Pain Management System

We also own the rights to bandage-based, disposable pain management system called the EPIOS Pain Management System. EPIOS is designed to address pain management, the largest segment in health care pain relief, without drugs or hardware devices, as a low cost, disposable product. It is a miniaturized, disposable product which uses electric current to block pain impulses. With a six hour battery life and normal timed therapy intervals of thirty to sixty minutes, each device is expected to be used for six to twelve hours. Our first EPIOS Pain Management System product is currently in development and targeted for product launch in mid-2014.

The EPIOS Pain Management System is expected to be the first miniaturized, bandage-based, disposable system using transepidermal neuro stimulation, which we refer to as “TENS”. The TENS system functions by utilizing electric impulses to block pain stimulus neural transmissions.

The EPIOS Pain Management System is expected to be an over-the-counter product that will require no prescription, and available at local pharmacies or through online catalog ordering. Product line extensions are expected to include various bandage shaped configurations for different anatomical areas such as the lower back and shoulder. It is also expected to be utilized for the relief of dysmenorrhea in women.

We intend to conduct a safety and efficacy study following production of the first prototype units of the EPIOS Pain Management System, which we expect to occur by the third quarter of 2013. We expect to then present the study to pharmaceutical distribution companies and seek to form strategic relationships with multi-national consumer healthcare companies.

Marketing and Distribution

Our initial target markets for the Keyhole Cup will be outside of the United States, as a result of the CE mark status already granted to the product. These initial markets are as follows:

• Argentina	• Australia	• Chile

• Colombia	• Dominican Republic	• Egypt

• Germany	• Greece	• Hungary

• India	• Indonesia	• Israel

• Japan	• Lebanon	• Lithuania

• Malaysia	• Mexico	• Philippines

• Poland	• Russia	• Saudi Arabia

• Singapore	• Sweden	• Switzerland

• Taiwan	• Thailand	• Turkey

• UAE	• United Kingdom	• Venezuela

• Vietnam	• Yemen

We intend to seek out strategic distribution arrangements with multi-national companies whose product portfolios address laparoscopic surgery. Additionally, we also intend to consider arrangements with independent distributors.

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In parallel, we intend to contact surgeons in our international markets who are members of the Society of Laparoscopic Surgery to raise awareness of our products and their planned launch.

We intend to address the U.S. market by forming strategic alliances with one or more multi-national companies serving the laparoscopic surgery market. Following our awareness campaign, we intend to commence contacting these companies.

Research and Development

We currently do not have a dedicated research and development team. Our research and development expenses were approximately $77,700 for the year ended March 31, 2012, nil for the year ended March 31, 2011 and $83,466 for the period from April 1, 2012 through December 31, 2012.

Manufacturing

We are an ISO 13485 certified manufacturer of medical devices. Certification is maintained through the British Standards Institute in the United Kingdom. We expect to outsource the manufacturing of all of our products and proposed products to third party contract manufacturers under the guidelines of our ISO 13485 quality system.

Our Keyhole Cup and EPIOS Pain Management System product lines are expected to be engineered, designed and manufactured by SteriPack Group. SteriPack is a single source vendor for our company. SteriPack Group is a global product development, manufacturing, and packaging company, with a 92,000 square foot facility in Klang, Kuala Lumpur which is also ISO 13485 certified.

Initial commercial product runs for the Keyhole Cup have been completed with over 5,000 units in finished goods inventory and is a market mix of Keyhole Cup and Keyhole Cup Mini. We expect our final design on the proposed Keyhole Cup Plus by the third quarter of 2013.

Government Regulation

Most aspects of our business are subject to some degree of government regulation in the countries in which our operations are conducted. It is our intention to comply with all regulatory requirements governing our products and operations and to conduct our affairs in an ethical manner. For some products, and in some areas of the world such as the United States, Canada and Europe, government regulation is significant and, in general, there appears to be a trend toward more stringent regulation throughout the world, as well as global harmonization of various regulatory requirements. We expect to devote significant time, effort and expense to address the extensive government and regulatory requirements applicable to our business. Governmental regulatory actions can result in the recall or seizure of products, suspension or revocation of the authority necessary for the production or sale of a product, and other civil and criminal sanctions. We believe that we are no more or less adversely affected by existing government regulations than are our competitors.

The Keyhole Cup is a class 1, non-invasive medical device, developed under design control ISO 13485. Consequently, the Keyhole Cup is already CE-mark compliant via Declaration of Conformity. Official notification occurred in August 2012. This allows for immediate market penetration in the 27 Member States of the European Union and EFTA countries, including the United Kingdom, in addition to most Eastern European markets, Middle Eastern markets, Mexico, Argentina, and all markets that comprise members of the Association of Southeast Asian Nations.

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FDA’s Premarket Requirements

Unless an exemption applies, such as the Humanitarian Device Exemption, each medical device we wish to distribute commercially in the United States requires either prior 510(k) clearance or PMA from the FDA. We intend to file for 510(k) clearance in the third quarter of 2013. The FDA classifies medical devices into one of three classes: Class I, Class II or Class III - depending on the FDA’s assessment of the degree of risk associated with the device and the controls it deems necessary to reasonably ensure the device’s safety and efficacy. Class I devices are those for which safety and efficacy can be assured by adherence to a set of general controls, which include compliance with facility registration and product listing requirements, and reporting of adverse events. Class II devices are not only subject to these same general controls but also to such other special controls as the FDA deems necessary to ensure the safety and efficacy of the device. These special controls can include performance standards, post-market surveillance, patient registries and FDA guidelines. Premarket review and clearance by the FDA for Class II devices is accomplished through the 510(k) premarket notification procedure, unless the device is exempt. Class III devices are devices for which it has not been established that general or special controls will provide reasonable assurance of safety and efficacy, and the devices are life-sustaining, life-supporting, or implantable, or of substantial importance in preventing the impairment of human health, or present a potential, unreasonable risk of illness or injury. Class III devices requiring an approved PMA application to be marketed are devices that were regulated as new devices prior to May 28, 1976. Devices not found substantially equivalent to devices marketed prior to May 28, 1976 and Class III pre-amendment devices, which are devices introduced in the U.S. market prior to May 28, 1976, require pre-market approval. The PMA process is more involved than the 510(k) clearance process and includes submission of clinical data to support claims made for the device. Both premarket notifications and PMA applications when submitted to the FDA must be accompanied by a user fee, unless exempt.

510(k) Clearance Pathway

When 510(k) clearance is required, a manufacturer must submit a premarket notification to the FDA demonstrating that the proposed device is substantially equivalent in intended use and in safety and efficacy to a legally marketed device that is not subject to PMA, i.e., a device that was legally marketed prior to May 28, 1976 and for which FDA has not yet required PMA; a device which has been reclassified from Class III to Class II or Class I; or a device which has been found substantially equivalent through the 510(k) premarket notification process. If the FDA agrees that the device is substantially equivalent to any such “predicate device,” it will subject the device to the same classification and degree of regulation as the predicate device, thus effectively granting clearance to market it. By regulation, the FDA must clear or deny a 510(k) premarket notification within 90 days of submission of the application. As a practical matter, clearance often takes significantly longer. We anticipate a 120 day approval cycle. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. We expect that all of our products marketed in the United States will follow the 510(k) clearance pathway.

PMA Pathway

If the device is not eligible for clearance through the 510(k) process, the sponsor must submit a PMA application to the FDA. The sponsor must support the PMA with extensive data, including but not limited to, technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction the safety and efficacy of the device. We do not believe that any of our current or proposed products will require a PMA application.

Product Modifications

After a device receives 510(k) clearance or PMA clearance, any modification that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, will require a new 510(k) clearance or possibly a PMA. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination.

Continuing Regulation

Even after a medical device receives regulatory clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment of registration and device listing;

•	labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses, and other requirements related to promotional activities;

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•	medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the Federal Food, Drug, and Cosmetic Act that may present a risk to health; and

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and efficacy data for the device.

The FDA also requires that we, or our contract manufacturers, manufacture our products in accordance with its Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products. Our failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, our manufacturing operations and the recall or seizure of our products, which would have a material adverse effect on our business. In the event that one of our suppliers fails to maintain compliance with our quality requirements, we may have to qualify a new supplier and could experience manufacturing delays as a result.

The FDA may require us to maintain a system for tracking our products through the chain of distribution to the patient level. The FDA has broad post-market and regulatory enforcement powers. We are subject to unannounced inspections by the FDA to determine our compliance with the QSR and other regulations. These inspections may include the manufacturing facilities of our third-party contractors. Thus, we must continue to spend time, money and effort to maintain compliance.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	mandatory repair, replacement, recall or seizure of our products, which may include refunds by us of the purchase price;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing or delaying our requests for 510(k) clearance or PMA of new products or new intended uses of existing products;

•	withdrawing 510(k) clearances or PMAs that are already granted; or

•	criminal prosecution.

The FDA also has the authority to require us to repair, replace or refund the cost of any medical device that we have manufactured or distributed. Any one of these events, if it were to occur, could have a material adverse effect on our business.

We are also subject to a wide range of federal, state and local laws and regulations, including those related to the environment, health and safety, land use and quality assurance. We believe that compliance with these laws and regulations as currently in effect will not have a material adverse effect on our capital expenditures, earnings and competitive and financial position.

Regulation of Medical Devices Internationally and in the European Economic Area

We believe that we are well positioned to face the changing international regulatory environment. The International Standards Organization (“ISO”) has established an internationally recognized set of standards aimed at ensuring the design and manufacture of quality products. A company that demonstrates ongoing compliance to ISO 13485, and that has obtained and maintains ISO is internationally recognized as having quality design and manufacturing processes. In addition, the European Union legislation requires that medical devices bear a CE Mark, a European Union and European Free Trade Association symbol which indicates that the product adheres to the European Medical Device Directive. Compliance with ISO quality systems standards is one of the requirements for placing the CE Mark on our products. We are an ISO 13485 certified manufacturer of medical devices. Furthermore, the facilities of our third party contract manufacturer have been certified to ISO 13485 and our initial products expected to be sold in Europe bear the CE Mark.

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A CE Mark allows a device to be freely marketed within the European Economic Area. Before application of the CE Mark, the manufacturer needs to determine which European directive is applicable to the product. If a product is subject to several directives providing for a CE Mark, the marking will indicate that the product conforms to the provisions of all these directives. The directives that may affect manufacturers of medical devices include the Medical Device Directive (“MDD”); the Active Implantable Medical Devices Directive (“AIMDD”); the In Vitro Diagnostic Medical Device Directive (“IVDMDD”); the Low-Voltage Directive; the Electro-Magnetic Compatibility (“EMC”) Directive; and the Machinery Safety Directive. The MDD provides for four different classifications of medical devices based on their risk: Class I, Class IIa, Class IIb and Class III. These risk categories generally correspond to those established by the FDA, with the exception that the FDA does not subdivide into Class IIa and Class IIb. The MDD requires medical device manufacturers to adhere to specific conformity assessment procedures based on the device’s risk category/class. The AIMDD concerns products that are defined as medical devices intended to be introduced into the human body and which are intended to remain after the procedure. The IVDMDD is concerned with the elimination or reduction of infection related to in vitro diagnostic medical devices. The Low-Voltage Directive covers electrical equipment designed for use with a voltage rating of between 50 and 1000 V for alternating current and between 75 and 1500 V for direct current. The EMC Directive sets specifications for control of electromagnetic emissions and also governs the immunity of such equipment to interference. The Machinery Safety Directive applies to risks arising from the use of machinery and specific safety components.

Vigilance reporting is required for devices marketed in the European Union which carry a CE Mark or devices which do not carry a CE Mark, where incidents lead to corrective action relevant to CE-marked devices. Incidents which need to be reported under EU law are those which led to death; those which led to a serious deterioration in the state of health of a patient, user, or other person; and those which might have led to death or serious deterioration (near incidents).

Reimbursement

In addition, governmental bodies in the United States and throughout the world have expressed concern about the costs relating to healthcare and, in some cases, have focused attention on the pricing of medical devices. Government regulation regarding pricing of medical devices already exists in some countries and may be expanded in the United States and other countries in the future. We expect to be subject to increasing pricing pressures worldwide as a result of growing regulatory pressures, as well as the expanding predominance of managed care groups and institutional and governmental purchasers. Under Title VI of the Social Security Amendments of 1983, hospitals receive a predetermined amount of Medicare reimbursement for treating a particular patient based upon the patient’s type of illness identified with reference to the patient’s diagnosis under one or more of several hundred diagnosis-related groups (“DRGs”). DRG assignments are driven by ICD-9-CM procedure codes. Factors also affecting a specific hospital’s reimbursement rate include the severity of illness, co-morbid conditions suffered by the patient, size of the hospital, its teaching status and its geographic location. Medicare continues to refine its DRG assignments and payment rates.

Payment changes are recommended annually by the Congressional Medicare Payment Advisory Commission (MedPAC). The net, long-term impact of these proposed changes is difficult to predict precisely. However, reimbursement rates payable under the Medicare MS-DRG system reflect favorable payments associated with our products.

While we are unable to predict the extent to which our business may be affected by future regulatory and reimbursement developments, we believe that our experience in dealing with governmental regulatory requirements and restrictions, our emphasis on efficient means of distribution and our ongoing development of new and technologically-advanced products should enable us to continue to compete effectively within this increasingly regulated environment.

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Competition

The industries in which we intend to compete are subject to intense competition. We intend to compete on the basis of ease of use, safety, price, quality, innovative design and technical capability, breadth of product line, service and distribution capabilities.

Keyhole Cup

We do not believe there are comparable products to our Keyhole Cup on the market. However, in laparoscopic surgery, alternative methods of gaining access to the abdominal cavity have been developed as a form of risk mitigation to injury from the Veress needle access technique, such as the Scandinavian and the Hassan methods. The Scandinavian and Hassan methods involve scalpel induced surgical openings that add additional time and steps relative to the Veress approach. We believe that the use of the Keyhole Cup will increase the use of the Veress needle approach since it is designed to remove many of the inadvertent injuries that can result from the process as currently practiced, thus reducing the need for the alternative methods. We also believe that using the Keyhole Cup is less labor intensive and would be viewed by surgeons as clinically safer than alternative methods.

EPIOS Pain Management System

The expected competitors of the EPIOS Pain Management System are very broad, and include:

•	Oral:

•	over the counter pain relievers and analgesics;
•	over the counter non-steroidal anti-inflammatory drugs;
•	prescription analgesics;
•	prescription non-steroidal anti-inflammatory drugs; and
•	narcotic analgesics and opiates.

•	Non-oral:

•	over the counter salves and balms;
•	analgesic patches;
•	injectable prescription steroids;
•	injectable prescription analgesics and opiates;
•	implantable neuro-stimulators; and
•	TENS.

The most directly competitive segment for the EPIOS Pain Management System will likely be the TENS segment. The current state-of-the-art for TENS is a system with multiple components of hardware, wires, and patches. The energy source, typically a rechargeable battery worn on the belt, transmits energy through connected wires under the clothes to patches on the targeted anatomical region. The TENS market is approximately 40 years old, well studied, but without a single dominant market leader, and it is generally regarded as having limited utility and lacks ease of use. In contrast to traditional TENS, the EPIOS Pain Management System will be positioned as a more discreet and disposable product.

Additionally, all oral and injectable drugs have side effects to varying degrees, whereas we believe that there are no side effects to the EPIOS Pain Management System. Also, addiction to narcotic analgesics is an ever growing concern in the medical community. We believe that the EPIOS Pain Management System is non-addictive.

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Due to the expected effectiveness, size, disposability and over-the-counter nature of the EPIOS Pain Management System, we intend to position the EPIOS Pain Management System as the treatment of choice for pain.

Intellectual Property

We seek to protect the technology underlying our products by securing intellectual property rights through patent, trademark and design protection. We also rely on trade secrets, know-how, and acquisition or license of technology developed externally by third parties to develop and maintain our intellectual property position. We intend to enforce and defend our intellectual property rights consistent with our strategic business objectives.

We have two international patent applications - International Patent Application No. PCT/IB2010/000797 entitled “A Device and Method for Lifting Abdominal Wall during Medical Procedure,” and International Patent Application No. PCT/IB2012/001470 entitled “Pain Management Device.” A further seven national phase applications to the corresponding International Patent Application No. PCT/IB2010/000797 were recently filed in the United States, Japan, Korea, Australia, India, Indonesia and Europe. The National Phase applications filed in the United States and Europe are pending examination.

All patent rights relating to International Patent Application No. PCT/IB2010/000797 were assigned by Glenn Foley, our Chief Executive Officer, to Medical Device International Limited, an affiliate of both Mr. Foley and Glenn Malvett, our Chief Operating Officer, on July 5, 2010. Medical Device International Limited then assigned the patent rights to LCMD Hong Kong on August 3, 2010. Pursuant to the assignment:

•	LCMD Hong Kong shall pay to Medical Device International Limited a fee of 2% of net sales received by LCMD Hong Kong as a result of the sale of product;

•	LCMD Hong Kong shall pay Medical Device International Limited an amount equal to 2% of the total royalty revenue related to the intellectual property; and

•	In no event shall the payments from LCMD Hong Kong to Medical Device International Limited be less than $5,000 per month.

Medical Device International Limited, assigned the patent rights relating to International Patent Application No. PCT/IB2012/001470 to LCMD Hong Kong on October 5, 2010. Pursuant to the assignment, LCMD Hong Kong shall pay to Medical Devices International Limited royalty payments equal to 50% of the net revenue collected by LCMD Hong Kong from the commercial sale of the product, paid on a calendar quarterly basis, with payments beginning no later than July 1, 2013 and totaling no less than $10,000 per calendar quarter. Medical Device International Limited, in turn, is required to pay all such amounts collected, to Leap Medical, LLC, which is beneficially owned by Kent Riddle, one of our stockholders.

We have four trademark applications filed in Malaysia. All the trademark applications were filed in class 10 of the Nice Classifications of Goods and Services mainly to cover laparoscopic access device, pain management and medical devices.

We have one industrial design protection application filed in Malaysia named “Laparoscopy Keyhole Cup” and bearing the application no. 12-00966-0101. This design application was filed with Locarno Classification 24/01 and is pending examination with the Intellectual Property Corporation of Malaysia.

Employees

As of March 29, 2013, we had 5 full time employees and 1 part time employee. None of our employees are subject to a collective bargaining agreement. Relations with our employees are satisfactory.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business, Industry and Financial Condition

We are a recently-formed company with a limited operating history, which may make it difficult for investors to evaluate our business and prospects.

LCMD Nevada commenced operations as Health In Harmony, Inc. in 2008 to market a wellness program designed for use by the elderly, and has had limited success and revenues to date. In 2012, we ceased our wellness program business and operations. On March 29, 2013, we acquired, through a share exchange, LCMD Hong Kong. LCMD Hong Kong commenced operations in July 2010 to develop and commercialize its Keyhole Cup laparoscopic surgery access devices. Through LCMD Hong Kong, we now operate in a specialized and highly competitive field characterized by rapid technological advances. As a result of our limited operating history, investors may have difficulty assessing our business and prospects. Our current business model is unproven, and our ability to continue to expand our business has not yet been established and cannot be assured. Due to our limited operating history and change in business upon consummation of the share exchange, comparisons of our year-to-year operating results are not necessarily meaningful, and the results for any particular period may not be indicative of our future performance. As a result, it may be difficult for us or others to predict accurately our key operating and performance metrics.

We face the risks associated with businesses in their early stages, with limited operating histories and whose prospects are hard to evaluate. Any evaluation of our business and our prospects must be considered in light of the uncertainties, delays, difficulties and expenses commonly experienced by companies at this stage, which generally include unanticipated problems and additional costs relating to the development and testing of products, product approval or clearance, regulatory compliance, production, product introduction and marketing, and competition. Many of these factors are beyond the control of our management. In addition, our performance will be subject to other factors beyond our control, including general economic conditions and conditions in the healthcare industry.

We have a history of net losses and may never become profitable, and we have received a going concern opinion from our auditors.

We have incurred net losses from inception, including net losses of $635,635 for the year ended March 31, 2012 and $110 for the year ended March 31, 2011. As of December 31, 2012, we had an accumulated deficit of $1,780,656. Because of the risks and uncertainties associated with developing and commercializing our products, we cannot predict with any reasonable degree of certainty the extent of any future losses or when we will become profitable, if at all. In addition, we expect our operating expenses will increase as we, among other things, expand our product offerings and sales and marketing activities, invest in research and development, pursue regulatory approval for our products, and conduct pre-launch and launch activities for our products. We may never become profitable. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues in the next twelve months sufficient to support our operations and therefore may operate solely on the cash we raise from investments.

Additionally, we have received a “going concern” opinion from our auditors. As reflected in the accompanying financial statements, we are in the development stage having just begun operations with no revenue earned since inception. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

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We intend to operate in highly competitive industries, and our failure to compete effectively could adversely affect our market share, financial condition and growth prospects. If competitors are better able to develop and market products that are more effective, or gain greater acceptance in the marketplace than our products, our commercial opportunities may be reduced or eliminated.

The medical device industry is constantly evolving, and scientific advances are expected to continue at a rapid pace. This results in intense competition among companies operating in the industry. Other, larger companies may have, or may be developing, products that compete with our products and may significantly limit the market acceptance of our products or render them obsolete. Our technical and/or business competitors would include major pharmaceutical companies, large and small medical device companies, universities and nonprofit research institutions and foundations. Most of these competitors have significantly greater research and development capabilities than we have, as well as substantial marketing, financial and managerial resources. Our Keyhole Cup products are expected to primarily compete against fully manual methods of surgical access. At present we do not believe there are any approved devices which would compete with our Keyhole Cup device. In addition, there are several other companies, both public and private, that service the same markets as we do, all of which compete to some degree with our company. Johnson and Johnson, Karl Storz, Styker Corporation, Aesculap, and Covidien all compete in the laparoscopic surgery segment of the medical device market. These organizations also are expected to compete with us for acquisitions, joint ventures or other collaborations and to attract qualified personnel.

The primary competitive factors facing us include ease of use, safety, price, quality, innovative design and technical capability, breadth of product line, service and distribution capabilities. Our current and future competitors may have greater resources, more widely accepted and innovative products, greater technical capabilities and stronger name recognition than we do. Our ability to compete is affected by our ability to:

•	develop or acquire new products and innovative technologies;

•	obtain regulatory clearance and compliance for our products;

•	manufacture and sell our products cost-effectively;

•	meet all relevant quality standards for our products in their particular markets;

•	respond to competitive pressures specific to each of our geographic and product markets;

•	protect the proprietary technology of our products and avoid infringement of the proprietary rights of others;

•	market our products;

•	attract and retain skilled employees, including sales representatives; and

•	maintain and establish distribution relationships.

Competitors could develop products that are more effective, achieve more favorable reimbursement status from third-party payors, cost less or are ready for commercial introduction before our products. If our competitors are better able to develop and patent products earlier than we can, or develop more effective and/or less expensive products that render our products obsolete or non-competitive, our business will be harmed and our commercial opportunities will be reduced or eliminated.

The pain management industry is a large and highly fragmented industry. Our potential competitors with respect to the EPIOS Pain Management System include many multi-national consumer healthcare corporations. The principle elements of competition in the industry are price, selection, efficacy and distribution channel offerings. We believe that the market is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the U.S., we expect to also compete for sales with heavily advertised national brands manufactured by large pharmaceutical and consumer product companies, as well as other retailers.

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As some products gain market acceptance, we may experience increased competition for those products as more participants enter the market. Currently, we are not a manufacturer. To the extent that we engage third party manufacturers to produce our products, our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers. Certain of our potential competitors are larger than us and have longer operating histories, larger customer bases, greater brand recognition and greater resources for marketing, advertising and product promotion. They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our potential competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

Market acceptance of our proposed products is vital to our future success.

The commercial success of our proposed products is dependent upon the acceptance of our products. Our proposed products may not gain and maintain any significant degree of market acceptance among surgeons or healthcare providers, or acceptance by third-party payors, such as health insurance companies, Medicaid and Medicare. The medical indications that can be treated by our products can also be treated by other devices or techniques. The medical community widely accepts alternative treatments, and certain of these other treatments have a long history of use. We cannot be certain that our products and the procedures in which they are used will be able to replace those established treatments or that either surgeons or the medical community in general, will accept and utilize our products or any other medical products that we may market.

Market acceptance will depend upon numerous factors, many of which are not under our control, including:

•	the safety and efficacy of our products, as demonstrated in clinical trials;

•	favorable regulatory approval and product labeling;

•	the ease of use of our products and any related instrumentation that accompany those products;

•	the availability, safety, efficacy and ease of use of alternative products or treatments;

•	our ability to educate and train surgeons on the advantages of our products;

•	the price of our products relative to alternative technologies; and

•	the availability of third-party reimbursement.

If our proposed and existing products do not achieve significant market acceptance, our revenues and profitability would be adversely affected.

Sales of our products are largely dependent upon third-party reimbursement and could be harmed by healthcare cost containment initiatives.

In the United States, hospitals, ambulatory surgery centers and other healthcare facilities that purchase medical devices generally rely on third-party payors, such as Medicare, Medicaid, private health insurance plans and health maintenance organizations, to reimburse all or a portion of the cost of the devices as well as any related healthcare services. Reimbursement by third-party payors may depend on a number of factors, including the payor’s determination that the use of any of our products is clinically useful and cost-effective, medically necessary and not experimental or investigational. Payors continue to review their coverage policies carefully for existing and new therapies and can, without notice, deny coverage for treatments that include the use of our products. In addition, third-party payors are increasingly challenging the prices charged for medical products and services. Since reimbursement approval is required from each payor individually, seeking such approvals can be a time-consuming and costly process. In the future, this could require us or our distributors to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to each payor separately.

In addition, some healthcare providers in the United States have adopted or are considering a managed care system in which the providers contract to provide comprehensive health care for a fixed cost per person. Healthcare providers may also attempt to control costs by authorizing fewer elective surgical procedures, including joint reconstructive surgeries, or by requiring the use of the least expensive implant available.

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Moreover, if adequate levels of reimbursement from third-party payors outside of the United States are not obtained, international sales of our products may decline. Outside of the United States, reimbursement systems vary significantly by country. Many foreign markets have government-managed healthcare systems that govern reimbursement for medical devices and procedures. Canada, and some European and Asian countries, in particular France, Japan, Taiwan and Korea, have tightened reimbursement rates. Additionally, some foreign reimbursement systems provide for limited payments in a given period and therefore result in extended payment periods.

Significant uncertainty exists as to the reimbursement status of our proposed products. Third-party payors are increasingly attempting to contain the costs of healthcare products and services by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing, in some cases, to provide coverage for off-label uses, which are uses of approved products for disease indications for which the FDA has not granted marketing approval.

Third-party reimbursement coverage may not be available or adequate for any products that we own, develop or acquire. Surgeons, hospitals and other healthcare providers may not purchase our products if they do not receive satisfactory reimbursement from third-party payors for the cost of the procedures using our products. Failure to consistently obtain and maintain sufficient reimbursement approval could materially adversely affect our financial performance. In addition, changes in the policies of third-party payors could materially adversely affect our financial performance.

The medical device industry is subject to extensive and complex healthcare regulation. Any determination that we have violated federal or state laws applicable to us that regulate healthcare would have a material adverse effect on our business, prospects and financial condition.

Federal and state laws regulating healthcare are extensive and complex. The laws applicable to our business are subject to evolving interpretations, and therefore we cannot be sure that a review of our operations by federal or state courts or regulatory authorities will not result in a determination that we have violated one of more provisions of federal or state law. Any such determination could have a material adverse effect on our business, prospects and financial condition.

The federal self-referral law, known as the Stark Law, imposes restrictions on physicians’ referrals for certain designated health services reimbursable by Medicare or Medicaid to entities with which any such physician (or an immediate family member) has a financial relationship, whether through an ownership, debt or compensation arrangement, and it prohibits an entity from billing Medicare or Medicaid, or any other federally funded health benefit program, for services rendered pursuant to a prohibited referral. Violations can result in denial and recoupment of payments for services, imposition of substantial civil or monetary penalties and exclusion from Medicare and Medicaid. In addition, several states have adopted self-referral laws, some of which are not limited to Medicare or Medicaid reimbursed services or to certain designated health services. Violation of any such laws may result in the imposition of penalties on the physicians pursuant to applicable regulations, including fines and suspension or revocation of the physician’s license. Any such penalties on physicians due to his or her relationship with us could result in adverse media reports and public perception of our company, which could result in a material adverse effect on our business, prospects and financial condition. We have taken what we believe to be appropriate measures to comply with the Stark Law and the state referral law; however, governmental authorities could disagree with our assessment of our proper compliance.

The anti-kickback provisions of the Social Security Act prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration in return for, or as an inducement for, referrals of patients for items or services reimbursable under Medicare, Medicaid or other federally funded healthcare benefit programs. Violation of these provisions, which are commonly known as the “Fraud and Abuse Laws,” can lead to the imposition of civil and criminal penalties upon all parties involved, including substantial monetary penalties and exclusion from Medicare, Medicaid and other federally funded healthcare benefit programs. The scope of prohibited conduct under the Fraud and Abuse Laws is broad and it extends to economic arrangements involving hospitals, physicians and their business partners. Applicable state regulations may also prohibit the payment of remuneration in return for referrals. Violation of these regulations may not only result in the imposition of monetary penalties on physicians, and suspension or revocation of a physician’s license, but also criminal charges against our company. While we expect to be in material compliance with the Fraud and Abuse Laws and the applicable state regulations, there can be no assurance that the regulatory authorities or other parties will not assert that we are in violation of these laws, and if such an action is taken or such a determination is made, it could materially adversely affect our business, prospects and financial condition.

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State laws and regulations combine to regulate the provision of healthcare services by prohibiting business entities, such as our company, from practicing medicine or otherwise providing healthcare services without a license and from exercising control over the medical judgments or decisions of physicians and licensed entities. A physician or other licensed healthcare provider may delegate certain non-medical business functions to an unlicensed entity, as long as the rights and responsibilities with respect to the provision of, and control over, healthcare services are reserved to the physician or licensed provider. Violation of these requirements could result in civil and criminal sanctions against us. While we believe that our business as expected to be structured materially complies with these laws and regulations, there can be no assurance that the regulatory authorities or other parties will not assert that we are engaged in the corporate practice of medicine or the unlicensed provision of healthcare services, and if such an action is taken or such a determination is made, it could materially adversely affect our business, prospects and financial condition.

If we fail to comply with FDA regulations our business could suffer.

The manufacture and marketing of medical devices are subject to extensive regulation by the FDA and foreign and state regulatory authorities. In the United States, medical device companies such as ours must comply with laws and regulations promulgated by the FDA. These laws and regulations require various authorizations prior to a product being marketed in the United States. Manufacturing facilities and practices are also subject to FDA regulations. The FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices in the United States. Our failure to comply with regulatory requirements, including any future changes to such requirements, could have a material adverse effect on our business, prospects, financial condition and results of operations.

Even after clearance or approval of a product, we are subject to continuing regulation by the FDA, including the requirements of registering our facilities and listing our products with the FDA. We are subject to medical device reporting regulations. These regulations require us to report to the FDA if any of our products may have caused or contributed to a death or serious injury or has malfunctioned and such product or a similar product that we market would likely cause or contribute to a death or serious injury if the malfunction were to recur. Unless an exemption applies, we must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of the Federal Food, Drug and Cosmetic Act. The FDA also requires that we maintain records of corrections or removals, regardless of whether such corrections and removals are required to be reported to the FDA. In addition, the FDA closely regulates promotion and advertising, and our promotional and advertising activities could come under scrutiny by the FDA.

The FDA also requires that we, or our contract manufacturers, manufacture our products in accordance with its Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products. Our failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, our manufacturing operations and the recall or seizure of our products, which would have a material adverse effect on our business. In the event that one of our suppliers fails to maintain compliance with our quality requirements, we may have to qualify a new supplier and could experience manufacturing delays as a result.

The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which may include any of the following sanctions:

•	Form 483 deficiency observations, warning letters, fines, injunctions, consent decrees and civil penalties;

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•	mandatory repair, replacement, recall or seizure of our products, which may include refunds by us of the purchase price;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing or delaying our requests for 510(k) clearance or PMA of new products or new intended uses of existing products;

•	withdrawing 510(k) clearances, or PMAs that have already been granted; or

•	criminal prosecution.

If any of these events were to occur, they could have a material adverse effect on our business, prospects, financial condition and results of operations.

Failure to maintain or obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.

We intend to initially market our products in international markets. In order to market our products in the European Community and many other foreign jurisdictions, we must obtain separate regulatory approvals. The approval procedure varies among countries and can involve additional testing, and the time and efforts required to obtain approval may differ substantially from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval, in addition to other risks. We may not obtain foreign regulatory approvals on a timely basis, if at all. Importantly, approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. Failure to obtain such regulatory approval would have a material adverse effect on our business, prospects, financial condition and results of operations.

To market in Europe, a manufacturer must obtain and maintain European Community certifications to affix the CE Mark to its products. The CE Mark is an international symbol of adherence to quality assurance standards and compliance with applicable European Medical Device Directives. In order to obtain and to maintain a CE Mark, a manufacturer must (i) have a quality system that meets the International Standards Organization, or ISO, 13485 and obtain certification of its quality assurance system by a recognized European Union notified body, and (ii) comply with the applicable sections of the European Medical Device Directives (Council Directive 93/43/EEC) and obtain certification of such compliance by a recognized European Union notified body. Further, for certain high risk devices (European Class III devices), the individual device must be certified by a recognized European Union notified body. Certain individual countries within Europe require further approval by their national regulatory agencies. In addition, regulatory authorities periodically inspect manufacturing facilities to make sure that quality standards required for certification continue to be met. We have obtained ISO 13485 certification and European Medical Device Directive certification. However, we can give no assurance that we will be able to maintain the certifications necessary to affix the CE Mark to our products. In addition, we may fail to obtain the certifications necessary to affix the CE Mark to our other products. Failure to obtain or maintain the required certifications would prevent us from being able to market our devices in Europe and may also affect our ability to market devices in other international markets that rely on the European certifications.

Even if we obtain the necessary international approval, we must continue to comply with regulatory requirements. For example, submitting a mandatory Vigilance Report is required for devices marketed in the European Union which carry a CE Mark or devices which do not carry a CE Mark, where incidents lead to corrective action relevant to CE-marked devices. Incidents which need to be reported under the laws of the European Union are those which led to death; those which led to a serious deterioration in the state of health of a patient, user, or other person; and those which might have led to death or serious deterioration (near incidents).

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Failure to maintain or obtain, as applicable, the CE Mark or other foreign regulatory approval would have a material adverse effect on our business, prospects, financial condition and results of operations.

We rely on third parties to supply and manufacture our products. If these third parties do not perform as expected or if our agreements with them are terminated, our business, prospects, financial condition and results of operations would be materially adversely affected.

We intend to outsource our manufacturing to third-parties. Our reliance on contract manufacturers and suppliers exposes us to risks, including the following:

•	We rely on our suppliers and manufacturers to provide us with the needed products or components in a timely fashion and of an acceptable quality. An uncorrected defect or supplier’s variation in a component could harm our or our third party manufacturers’ ability to manufacture, and our ability to sell, products and may subject us to product liability claims.

•	The facilities of our third-party manufacturers must satisfy production and quality standards set by applicable regulatory authorities. Regulatory authorities periodically inspect manufacturing facilities to determine compliance with these standards. If we or our third-party manufacturers fail to satisfy these requirements, the facilities could be shut down.

•	These manufacturing operations could also be disrupted or delayed by fire, earthquake or other natural disaster, a work stoppage or other labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there was any such disruption to any of these manufacturing facilities, our third-party manufacturers would potentially be unable to manufacture our products.

•	A third-party manufacturer or supplier could decide to terminate our manufacturing or supply arrangement, including due to a disagreement between us and such third-party manufacturer, if the third-party manufacturer determines not to further manufacture our products, or if we fail to comply with our obligations under such arrangements.

•	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

We currently rely on a limited number of suppliers to provide key components for our products. If these or other suppliers become unable to provide components in the volumes needed or at an acceptable price or quality, we would have to identify and qualify acceptable replacements from alternative suppliers. We may experience stoppages in the future. We may not be able to find a sufficient alternative supplier in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

To the extent we are able to identify alternative suppliers, qualifying suppliers is a lengthy process. There are a limited number of manufacturers and suppliers that are ISO and FDA approved. In addition, FDA regulations may require additional testing of any raw materials or components from new suppliers prior to our use of these materials or components, which testing could delay or prevent the supply of raw materials and components. Moreover, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products, which could take a significant period of time.

Each of these risks could delay the development or commercialization of our products or result in higher costs or deprive us of potential product revenues. Furthermore, delays or interruptions in the manufacturing process could limit or curtail our ability to meet demand for our products and/or make commercial sales, unless and until the manufacturing capability at the facilities are restored and re-qualified or alternative manufacturing facilities are developed or brought on-line and “scaled up.” Any such delay or interruption could have a material adverse effect on our business, prospects, financial condition and results of operations.

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We are subject to required minimum payments pursuant to the agreements that governed the transfer of our intellectual property rights to us.

We acquired the technologies underlying our products pursuant to assignment agreements with Medical Device International Limited, an intellectual property holding company majority owned and controlled by Glenn Foley, our Chief Executive Officer, and Arthur Malvett, our Chief Operating Officer, which is also our largest stockholder. Pursuant to these agreements we are required to pay to Medical Device International Limited minimum payment obligations in an amount equal to $5,000 per month (with respect to one of our patents) and $10,000 per fiscal quarter (with respect to our other patent).

We rely on these intellectual property rights to conduct our business. If we breach our obligations under either of the assignment agreements, including our minimum payment obligations, and/or any of such agreements are terminated, our revenue and our operating result would be adversely affected.

We may be subject to product liability claims. Our insurance may not be sufficient to cover these claims, or we may be required to recall our products.

Our business is to develop and commercialize, among other things, medical devices that are used in surgical procedures. As a result, we face an inherent risk of product liability claims. The medical device industry has been historically litigious. Since our products are used in the human body, manufacturing errors, design defects or packaging defects could result in injury or death to the patient. This could result in a recall of one or more of our products and substantial monetary damages. Any product liability claim brought against us, with or without merit, could result in a diversion of our resources, an increase in our product liability insurance premiums and/or an inability to secure coverage in the future. We may also have to pay any amount awarded by a court in excess of our policy limits. In addition, any recall of our products, whether initiated by us or by a regulatory agency, may result in adverse publicity for us that could have a material adverse effect on our business, prospects, financial condition and results of operations. Our product liability insurance policies have various exclusions; therefore, we may be subject to a product liability claim or recall for which we have no insurance coverage. In such a case, we may have to pay the entire amount of the award or costs of the recall. Finally, product liability insurance is expensive and may not be available in the future on acceptable terms, or at all.

The failure by surgeons to properly follow the instructions for use of our products could cause patients to make claims against us.

Each of our Keyhole Cup products will be subject to instructions for use, which surgeons are required to follow. Proper surgical technique in the use of our products can be critical to obtaining a successful outcome for the patient. Failure by a surgeon to follow the instructions for use of one of our Keyhole Cup products or the off-label use by the surgeon of one of our Keyhole Cup products could compromise the integrity of the product and cause the procedure to fail, which could result in product liability claims, adverse publicity and other risks described above.

If we are unable to obtain and maintain protection of our intellectual property, the value of our products may be adversely affected.

Our business is dependent in part upon our ability to use intellectual property rights to protect our products from competition. To protect our products, we rely on a combination of trademark, copyright, patent, trade secret and other intellectual property laws, employment, confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements and protective contractual provisions with our partners, licensors and other third parties. These methods, however, afford us only limited protection against competition from other products.

We attempt to protect our intellectual property position, in part, by filing patent applications related to our proprietary technology, inventions and improvements that are important to our business. However, our patent position is not likely by itself to prevent others from commercializing products that compete directly with our products. Moreover, we do not have patent protection for certain of our products or components of our products. In addition, we may fail to receive any patent for which we have applied, and any patent owned by us or issued to us could be challenged, invalidated, or held to be unenforceable. We also note that any patent granted may not provide a competitive advantage to us. Our competitors may independently develop technologies that are substantially similar or superior to our technologies. Further, third parties may design around our patented or proprietary products and technologies.

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To protect our trade secrets and other proprietary information, we intend to generally require our employees, consultants, contractors and outside collaborators to enter into written nondisclosure agreements. Regarding trade secrets in particular, we take reasonable commercial measures to protect such trade secrets. However, even in view of these agreements and other reasonable measures, unauthorized use, misappropriation or disclosure of our trade secrets, know-how or other proprietary information may still occur, and remedies for such unauthorized use, misappropriation or disclosure likely will not be adequate. Also, any third party could independently develop and have the right to use, our trade secret, know-how and other proprietary information. If we are unable to protect our intellectual property rights our business, prospects, financial condition and results of operations could suffer materially.

Our ability to market our products may be impaired by the intellectual property rights of third parties.

Our success depends in part on our products not infringing on the patents and proprietary rights of other parties. For instance, in the United States, patent applications filed in recent years are confidential for 18 months, while older applications are not published until the patent issues. As a result, there may be patents and patent applications of which we are unaware, and avoiding patent infringement may be difficult.

Our industry is characterized by a large number of patents, patent applications and frequent litigation based on allegations of patent infringement. Competitors may own patents or proprietary rights, or have filed patent applications, related to products that are similar to ours. We may not be aware of all of the patents and pending applications potentially adverse to our interests that may have been issued to others. Moreover, since there may be unpublished patent applications that could result in patents with claims relating to our products, we cannot be sure that our current products will not infringe any patents which might be issued or filed in the future. Based on the litigious nature of our industry and the fact that we may pose a competitive threat to some companies who own or control various patents, we believe it is possible that one or more third parties may assert a patent infringement claim seeking damages or enjoining us from the manufacture or marketing of one or more of our products. Such a lawsuit may have already been filed against us without our knowledge, or may be filed in the near future. If any future claim of infringement against us was successful, we may be required to pay substantial damages, cease the infringing activity or obtain the requisite licenses or rights to use the technology, which may not be available to us on acceptable terms, if at all. Even if we were able to obtain rights to a third party’s intellectual property rights, these rights may be non-exclusive, thereby giving our competitors potential access to the same rights and weakening our market position. Moreover, regardless of the outcome, patent litigation could significantly disrupt our business, divert our management’s attention and consume our financial resources. We cannot predict if or when any third-party patent holder will file suit for patent infringement.

We may be involved in lawsuits or proceedings to protect or enforce our intellectual property rights or to defend against infringement claims, which could be expensive and time consuming.

Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Interference proceedings conducted by a patent and trademark office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings could result in substantial costs and diversion of resources and management attention. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. In addition, we may be enjoined from marketing one or more of our products if a court finds that such products infringe the intellectual property rights of a third party.

During litigation, we may not be able to prevent the confidentiality of certain of our proprietary rights because of the substantial amount of discovery required in connection with intellectual property litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors or customers perceive these results to be negative, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

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Product introductions or modifications in the United States may be delayed or canceled if we are unable to obtain FDA approval.

The process of obtaining regulatory approvals to market a medical device, particularly from the FDA, can be costly and time-consuming. If clinical testing is required for product clearance or approval, there can be no assurance that testing would produce favorable results, that such clearances or approvals will be granted on a timely basis, if at all, or that such approvals would be subject to conditions that we would find unacceptable or that could inhibit the sale or marketing of one or more of our products. The regulatory process may delay the marketing of new products for lengthy periods and impose substantial additional costs or it may prevent the introduction of new products altogether. In particular, the FDA permits commercial distribution of a new medical device only after the device has met the established regulatory compliance guidelines. The FDA will clear a medical device for marketing through the 510(k) premarket notification process if it is demonstrated that the new product is substantially equivalent to other legally marketed products. If the device is not eligible for clearance through the 510(k) process, the device sponsor must file a PMA application which is typically preceded by the submission of an Investigational Device Exemptions, or IDE, application. For devices entering the market through the IDE/PMA pathway, the FDA usually requires extensive data, including, but not limited to, technical, preclinical, clinical, manufacturing, and labeling information to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for the intended patient population.

Both 510(k) and PMA pathways can be expensive and lengthy and entail significant user fees. The 510(k) process is typically faster and less expensive with lower risk. The FDA usually responds to a 510(k) within 90 days of submission of the notification, but the response may be a request for additional information or data, sometimes including clinical data. As a practical matter, 510(k) clearance can take six months to one year or more. The PMA process is much more costly, demanding and uncertain than the 510(k) clearance process and may require five to eight years from the initiation of a clinical trial until the FDA issues a decision on whether to grant or deny a PMA approval for a device. It usually takes five years to submit the PMA application to the FDA, which involves one to two years to enroll the required number of subjects in the IDE clinical trial, two additional years to allow all patients to contribute sufficient post-operative follow-up data, and one year to prepare the PMA. After the PMA application is submitted to the FDA, it generally takes from one to three years, or even longer, from the date of the submission of the PMA application until an approval is obtained, if at all. There can be no assurance that any new products that we develop, license or acquire will be subject to the shorter 510(k) clearance process.

Any modification to a PMA approved device that affects its safety or efficacy requires the submission and approval of a PMA Supplement, or in certain instances, a new PMA. With respect to 510(k)-cleared products, if a manufacturer determines that a modification to an FDA-cleared device could significantly affect its safety or efficacy, or would constitute a major change in its intended use, then the manufacturer must file for a new 510(k) clearance or possibly a PMA. The FDA requires every manufacturer to make the determination in the first instance regarding whether a new approval or clearance is required, but the FDA can review a manufacturer's decision and may disagree. The FDA may also on its own initiative determine that a new clearance or approval is required. If the FDA requires new clearances or approvals for product modifications, we may be required to recall and to stop marketing our products as modified, which could require us to redesign our products and result in a material adverse effect on our business, prospects, financial condition and results of operations.

Medical devices may be marketed only for indications, or uses, for which they have been approved or cleared. The FDA may not approve or clear indications that are necessary or desirable for successful commercialization. The FDA may refuse our requests for 510(k) clearance or PMA approval of new products, new uses of previously approved or cleared products or modifications to existing products. Moreover, any clearances or approvals we obtain may not be sufficiently broad, as to the indication for which the product may be marketed, to permit successful commercialization. Our clearances and approvals can be revoked if safety or efficacy problems develop. Any of these outcomes could materially and adversely affect our competitiveness in the marketplace and consequently have a material adverse effect on our business, prospects, financial condition and results of operations.

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Extensive “off-label” use of our products by surgeons may adversely affect us.

Medical devices may be marketed only for approved or cleared indications in accordance with their labeling, and we can only promote our products for indications that have been approved or cleared. While a medical device manufacturer may not promote an “off-label” use of a product, doctors are generally allowed, in the exercise of their professional judgment in the practice of medicine, to use a product in ways not approved by regulatory authorities. However, a pattern of widespread off-label use by doctors could cause regulatory authorities to scrutinize the marketing activities of a medical device manufacturer.

Off-label marketing regulations are subject to varying and evolving interpretations, and regulatory authorities have broad enforcement power. If we do not comply with these regulations, we can become subject to a wide variety of penalties, both monetary and operational.

Our international sales are subject to numerous risks.

We expect that initially all of our revenues will be generated from sales outside of the United States, which are subject to numerous risks. Regulatory requirements, as well as pricing, marketing, and distribution structures, vary significantly from country to country. Additionally, international sales can be adversely affected by, among other things, disruptions caused by political instability, the imposition of government regulatory and other controls, trade restrictions, changes in tariffs, competition and difficulties coordinating foreign distribution. Moreover, our projected sources of international revenue, if any, may be adversely affected by fluctuations in overseas economic conditions, international currency exchange rates, difficulty gaining market acceptance in each country’s medical community and other constraints on our ability to maintain or increase prices. We may not be able to successfully commercialize our products in a manner sufficient to support our business plan’s international revenue projections.

Fluctuations in foreign currencies could have a material adverse effect on our financial condition, cash flows and results of operations.

While we generally transact business in U.S. dollars, some of our transactions are denominated in other currencies. Fluctuations in currency exchange rates could reduce the demand for our products sold in U.S. dollars and/or increase the amounts to be paid by us to foreign suppliers. Additionally, we may to incur employee and other costs in foreign currencies. Our costs may fluctuate along with the currencies and general economic conditions in the countries in which we do business. As a result of the foregoing, fluctuations in foreign currencies could have an adverse effect on our financial condition, cash flows and results of operations.

Our operating results may fluctuate.

Our operating results, including components of operating results, can be expected to fluctuate from time to time in the future. Some of the factors that may cause these fluctuations include:

•	the impact of acquisitions;

•	the collectability of accounts receivable from customers and write-offs of intangibles;

•	the level of inventory that we carry and any related write-offs for obsolescence;

•	market acceptance of our existing products, as well as products in development;

•	the timing of regulatory approvals;

•	changes in the rates of exchange between the U.S. dollar and currencies of foreign countries in which we do business;

•	our ability or the ability of our contract manufacturers to manufacture our products efficiently; and

•	the timing of our research and development expenditures.

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If we are unable to manage our expected growth, our future revenue and operating results may be adversely affected.

Our anticipated growth is expected to place a significant strain on our management, operational and financial resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our anticipated growth. To manage our growth we will be required to improve existing, and implement new, operational and financial systems, procedures and controls and expand, train and manage our growing employee base. We expect that we will need to increase our management personnel to oversee our expanding operations. Recruiting and retaining qualified individuals can be difficult. If we are unable to manage our growth effectively, or are unsuccessful in recruiting qualified management personnel, our business, prospects, financial condition and results of operations could be harmed.

We are highly dependent on our senior management, and if we are not able to retain them or to recruit and retain additional qualified personnel, our business will suffer.

We are highly dependent upon our senior management, including Glenn Foley, our Chief Executive Officer, and Arthur Malvett, our Chief Operating Officer. The loss of services of either of Messrs. Foley and Malvett or other members of our senior management could have a material adverse effect on our business, prospects, financial condition and results of operations. The employment of members of our senior management is “at will,” and each member of our senior management can terminate his or her employment with us at any time. We do not carry “key person” life insurance on any member of our senior management.

We will need to increase our management personnel. In addition, we will need to hire additional qualified scientific, regulatory, sales, quality assurance and control and administrative personnel as we continue to expand our business activities. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel among companies that operate in our markets. The trend in the medical device industry of requiring sales and other personnel to enter into non-competition agreements prior to starting employment exacerbates this problem, since personnel who have made such a commitment to their current employers are more difficult to recruit. If we fail to identify, attract, retain and motivate these highly skilled personnel, or if we lose current employees, our business, prospects, financial conditions and results of operations could be adversely affected.

A small number of investors control us.

A small number of investors, including Messrs. Foley and Malvett and Medial Device International Limited, which is affiliated with them, own approximately 36.74% of our issued and outstanding common stock. They have the voting ability, if they act together, to influence the membership of our Board of Directors and the outcome of other decisions requiring stockholder approval. The level of ownership held by these stockholders may delay, deter or prevent the change of control of us, even if such change of control would be beneficial to the other holders of our securities.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Additionally, if adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations.

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It is likely that we will need to seek additional financing through subsequent future private offering of our securities.

Because we do not currently have any financing arrangements, and may not be able to secure favorable terms for future financing, we may need to raise capital through the sale of our common stock or “blank check” preferred stock. The sale of additional equity securities will result in dilution to our stockholders.

An unexpected interruption or shortage in the supply or significant increase in the cost of raw materials could limit our ability to manufacture our products, which could reduce our sales and margins.

To the extent we engage in relationships with contract manufacturers in the future, an unexpected interruption of supply or a significant increase in the cost of raw materials, whether to us or to our contract manufacturers for any reason, such as regulatory requirements, import restrictions, loss of certifications, disruption of distribution channels as a result of weather, terrorism or acts of war, or other events, could result in significant cost increases and/or shortages of our products. Our inability to obtain a sufficient amount of products or to pass through higher cost of products we offer could have a material adverse effect on our business, financial condition or results of operations.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition or results of operations.

We may be subject to product recalls, withdrawals or seizures if any of our products are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

We have limited experience in marketing our products and services.

We have undertaken initial, limited marketing efforts for our products and services. Our sales and marketing teams will compete against the experienced and well-funded sales organizations of competitors. Our revenues and ability to achieve profitability will depend largely on the effectiveness of our sales and marketing team, and will face significant challenges and risks related to marketing our services, including, but not limited to, the following:

•	the ability of sales representatives to obtain access to or persuade adequate numbers of healthcare providers to purchase and use our products and services;

•	the ability to recruit, properly motivate, retain, and train adequate numbers of qualified sales and marketing personnel;

•	the costs associated with hiring, training, maintaining, and expanding an effective sales and marketing team; and

•	assuring compliance with government regulatory requirements affecting the healthcare industry in general and our products in particular.

We intend to establish a network of distributors in selected markets to market, sell and distribute our products. If we fail to select or use appropriate distributors, or if the sales and marketing strategies of such distributors prove ineffective in generating sales of our products, our revenues would be adversely affected and we might never become profitable.

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Commercialization of our products and services will require us to build and maintain sophisticated sales and marketing teams.

We have limited prior experience with commercializing our products. To successfully commercialize our products and services, we will need to establish and maintain sophisticated sales and marketing teams. Experienced sales representatives may be difficult to locate and retain, and all new sales representatives will need to undergo extensive training. There is no assurance that we will be able to recruit and retain sufficiently skilled sales representatives, or that any new sales representatives will ultimately become productive. If we are unable to recruit and retain qualified and productive sales personnel, our ability to commercialize our products and to generate revenues will be impaired, and our business will be harmed.

We plan to rely on third party distributors for sales, marketing and distribution activities in foreign countries.

We plan to rely on third party distributors to sell, market, and distribute our products. Because we intend to rely on third party distributors for sales, marketing and distribution activities, we will be subject to a number of risks associated with our dependence on these third party distributors, including:

•	lack of day-to-day control over the activities of third-party distributors;

•	third-party distributors may not fulfill their obligations to us or otherwise meet our expectations;

•	third-party distributors may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us for reasons outside of our control; and

•	disagreements with our distributors could require or result in costly and time-consuming litigation or arbitration.

If we fail to establish and maintain satisfactory relationships with third-party distributors, we may be unable to sell, market and distribute our products, our revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which would harm our results of operations and financial condition.

We may have to incur debt in order to grow and run our operations

If we incur indebtedness, a portion of our cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of our stockholders. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, operating results or financial condition. We cannot assure you that we will be able to avoid any such actions and any such action will have material adverse effects on our business and operations.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

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Risks Related to Ownership of Our Common Stock

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board and the OTCQC maintained by OTC Markets, Inc. under the symbol “HTHH.” There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market, which could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market. The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the Commission.

Compliance with the periodic reporting requirements required by the Commission consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us. If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be in non-compliance with applicable Commission rules or the securities laws, and be delisted from the OTC Bulletin Board or other market we may be listed on, which would result in a decrease in or absence of liquidity in our common stock, and potentially subject us and our officers and directors to civil, criminal and/or administrative proceedings.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future offering could result in dilution to our existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional products or technologies, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through the sale of our securities.

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The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price. The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	changes in financial estimates or recommendations by securities analysts;

•	announcements of innovations or new products or services by us or our competitors;

•	the emergence of new competitors;

•	operating and market price performance of other companies that investors deem comparable;

•	changes in our Board of Directors or management;

•	sales or purchases of our common stock by insiders;

•	commencement of, or involvement in, litigation;

•	changes in governmental regulations; and

•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stock in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the Board of Directors and management.

We do not have a majority of independent directors, which limits our ability to establish effective independent corporate governance procedures and increases the control of management.

We currently have 3 directors, none of whom are independent; accordingly, we cannot establish board committees with independent members to oversee certain functions such as compensation or audit issues. Although we have identified persons that we believe to be qualified and independent to accept membership on our Board of Directors, none of such persons are as of yet appointed. Until we have majority of our board of directors being independent members, if ever, there will be limited independent oversight of our management’s decisions and activities.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

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We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

As a former shell company, there are restrictions on the reliance by our investors on Rule 144, which may make it difficult for our investors to resell their shares.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business-combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial data discussed below is derived from our audited financial statements covering the fiscal years ended March 31, 2012 and 2011, and our unaudited financial statements covering the nine month periods ended December 31, 2012 and 2011, which are found elsewhere in this Current Report on Form 8-K. Our audited financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and should read the following discussion and analysis of our financial condition and results of our operations in conjunction with our financial statements and the related notes to those statements included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors," and elsewhere in this Current Report on Form 8-K.

Corporate Overview and History

We were incorporated on March 26, 2008 under the name “Health In Harmony Inc.” On March 28, 2008, we entered into an agreement with our then-President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, Tammy DuPerron, whereby we purchased a wellness program which she developed. The wellness program consisted of various physical and mental activities designed for use by the elderly. The program’s goal was to keep the elderly physically active and mentally engaged and challenged. We intended to commence business operations by marketing the wellness program to resellers who would market and present the program in their communities. Effective August 28, 2011, we entered into a Licensing Agreement with a reseller, pursuant to which we received licensing revenue of $103,000 for the year ended October 31, 2011.

On June 28, 2012, Susanna Janse Van Vuuren entered into a Stock Purchase Agreement with Ms. DuPerron, pursuant to which Ms. DuPerron sold 4,000,000 shares of our common stock held by her to Ms. Van Vuuren, representing approximately 57.97% of the total issued and outstanding shares of common stock of the Company. Also on June 28, 2012, Ms. DuPerron resigned from all of her positions with the Company, and Ms. Van Vuuren was elected as the sole director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company.

On October 31, 2012, Ms. Van Vuuren entered into and performed a Securities Purchase Agreement pursuant to which she sold the 4,000,000 shares of common stock held by her to Tungsten 74 LLC, a Delaware limited liability company, for aggregate consideration of $311,108, or approximately $0.0778 per share, less any liabilities. The transaction is described in the Form 8-K filed by the Company with the Securities and Exchange Commission on November 16, 2012. Also on October 31, 2012, we increased to two directors the number of directors constituting the Board of Directors and appointed Dr. Nickolay Kukekov as a director to fill the vacancy created by such increased Board size. Ms. Van Vuuren submitted her resignation as a director, effective on or about November 26, 2012, leaving Mr. Kukekov as the sole director.

On March 25, 2013, we filed an amendment to our Certificate of Incorporation to:

•	Increase the number of authorized shares of our common stock to 100,000,000;

•	Authorize 10,000,000 shares of “blank check” preferred stock; and

•	Approve a 2-for-1 forward split of our common stock.

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On March 29, 2013, LCMD Nevada entered into a Share Exchange and Reorganization Agreement with LCMD Hong Kong and all of its stockholders, pursuant to which LCMD Nevada acquired all of the issued and outstanding shares of LCMD Hong Kong capital stock solely in exchange for an aggregate of 29,200,000 shares of common stock of LCMD Nevada. On the closing date, Tungsten 74 LLC, the majority stockholder of LCMD Nevada, delivered to LCMD Nevada for cancellation the 8,000,000 shares (reflecting the 2-for-1 forward split) of its Common Stock owned beneficially and of record thereby. At the closing of the transactions contemplated by the Exchange Agreement, LCMD Hong Kong became a wholly-owned subsidiary of LCMD Nevada, and we filed an amendment to our Certificate of Incorporation to change our name from Health In Harmony Inc. to Life Care Medical Devices Limited.

We are a development stage company as defined in the Accounting Standards Codification ("ASC") Topic 915 “Development Stage Entities.” We are devoting substantially all of our present efforts to establishing our business. Our planned principal operations have not commenced and, accordingly, no revenue has been derived therefrom. We own intellectual property that we are marketing in varying stages worldwide. The first product is Keyhole Cup device for use in Laparoscopic surgery. The second proprietary medical device is the EPIOS Pain Management System, which addresses the largest segment in healthcare, pain relief.

Our auditors have included in their report on our financial statements a “going concern” explanatory paragraph; that is to say, our financial statements have been prepared assuming that we will continue as a going concern. Given our recurring losses from operations and our working capital deficiency, there is substantial doubt of our ability to continue as a going concern.

At present we are not able to estimate if or when we will be able to generate sustained revenues.

Results of Operations

Results of Operations for the nine month periods ended December 31, 2012 and 2011

The following table reflects our operating results for the nine month periods ended December 31, 2012 and December 31, 2011:

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			Period from July
	Nine Months	Nine Months	23, 2010 (Date of
	Ended	Ended	Inception) to
	December 31,	December 31,	December 31,
	2012	2011	2012
	(unaudited)	(unaudited)	(unaudited)

Operating Expenses
Selling, General and Administrative	$915,803	$283,532	$1,416,753
Research and Development	83,466	47,929	161,166

Loss from Operations	(999,269)	(331,461)	(1,577,919)

Other Expense:
Interest Expense	145,642	6,304	202,737

Net Loss	$(1,144,911)	$(337,765)	$(1,780,656)

Net loss per share – basic and diluted	$(0.27)	$(0.09)

Weighted average shares outstanding – basic and diluted	4,219,005	3,706,667

Operating Expenses

We are a development stage entity with limited operations and did not have revenues for the periods ended December 31, 2012 or December 31, 2011.

Operating expenses were $999,269 and $331,461 for the nine month periods ended December 31, 2012 and December 31, 2011, respectively. The increase in operating expenses for the period ended December 31, 2012 as compared to the prior period were primarily related to services for research, development and administration and our potential medical devices. These expenses were paid in cash and were provided by related parties in accordance with agreements entered into with each consultant.

Interest Expense and Amortization of Note Discount

Interest expense including amortization of debt discount was $145,642 and $6,304 for the nine month periods ended December 31, 2012 and December 31, 2011, respectively. Interest expense during the period ended December 31, 2012 relates to issuance of $265,310 in notes payable and convertible debt from July 23, 2010 through December 31, 2012.

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Assets and Liabilities

Assets were $114,998 and $33,960 as of December 31, 2012 and March 31, 2012, respectively. At December 31, 2012, cash totaled $114,998. Working capital was a negative $219,814 as of December 31, 2012 primarily due to various debt and equity, net of repayments, financing transactions in which we received aggregate proceeds of $1,630,310 million through the issuance of equity and debt.

Results of Operations for the Year Ended March 31, 2012 and Inception to March 31, 2011

The following table reflects our operating results for the year ended March 31, 2012 and from July 23, 2010 (Inception) through March 31, 2011:

		Period from July 23, 2010	Period from July 23, 2010
	Year Ended March 31,	(Date of Inception) to	(Date of Inception) to
	2012	March 31, 2011	March 31, 2012

Operating Expenses
Selling, General and Administrative	$500,840	$110	$500,950
Research and Development	77,700		77,700

Loss from Operations	(578,540)	(110)	(578,650)

Other Expense

Interest Expense	57,095	-	57,095

Net Loss	$(635,635)	$(110)	$(635,745)

Operating Expenses

We are a development stage entity with limited operations and did not have revenues for the periods ended March 31, 2012 or March 31, 2011.

Operating expenses were $578,540 and $110 for the twelve month period ended March 31, 2012 and inception through March 31, 2011, respectively. Operating expenses for the period ended March 31, 2011 was nominal. Operating expenses for the period ended March 31, 2012 were primarily related to various related party shareholders who provide services as consultants. These expenses relate to services for research, development and administration and our potential medical devices. These expenses were primarily paid in cash and were recorded in accordance with agreements entered into with each consultant.

Interest Expense and Amortization of Note Discount

Interest expense including amortization of debt discount was $57,095 and $0 for the twelve month period ended March 31, 2012 and inception through March 31, 2011, respectively. Interest expense relates to issuance of $265,310 in notes payable and convertible debt during the period ended March 31, 2012. Contractual interest expense and amortization of debt discount amounted to $13,171 and $43,924, respectively, for the period ended March 31, 2012.

Assets and Liabilities

Assets were $33,960 and $0 as of March 31, 2012 and March 31, 2011, respectively. At March 31, 2012, cash totaled $13,960. Working capital was a negative $145,435 as of March 31, 2012 primarily due various debt financing transactions in which we raised aggregate proceeds of $265,310 through the issuance of debt.

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Liquidity and Capital Resources

Since our inception, we have sustained operating losses and have used cash in our operations. During the fiscal year ended March 31, 2012 and inception to March 31, 2011, we used cash in operating activities of $576,350 and nil, respectively, and incurred a net loss of $635,635 and $110, respectively. During the nine months ended December 31, 2012, we used cash in operating activities of $938,962 and incurred a net loss of $1,144,911, and had an accumulated deficit of $1,780,656 at December 31, 2012. These losses have significantly weakened our financial position and available cash resources.

We require additional financing in order to continue to fund our operations, and pay existing and future liabilities and other obligations. We are currently negotiating with third parties in an attempt to obtain additional sources of funds which, in our management’s opinion, would provide adequate cash flows to finance our operations. The satisfactory completion of these negotiations is essential to providing sufficient cash flow to meet current operating requirements. While we expects to raise additional funds, as described more fully below, our limited available cash resources at March 29, 2013 would be sufficient to continue operations only through August 2013. Furthermore, we cannot give any assurance that we will in the future be able to achieve a level of profitability from the sale of our products to sustain our operations. These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We are currently in discussions with potential investors regarding the sale of our securities. We can give no assurances that we will be successful in raising funds through the sale of our securities or through any other alternative. Any inability to so obtain additional financing will materially adversely affect us, including requiring us to significantly further curtail or cease business operations altogether.

Our working capital and capital requirements at any given time depend upon numerous factors, including, but not limited to:

•	the progress of research and development programs;

•	the level of resources that we devote to the development of our technologies, patents, marketing and sales capabilities;

•	the level of production required to build any additional product;

•	variability of currency exchange rates in relationship to the U.S. dollar; and

•	revenues from the sale of our products and the margins that we are able to achieve.

During LCMD Hong Kong’s fiscal year ending March 31, 2013, it received total proceeds from the issuance of common stock of $1,040,000 and proceeds from loans of $75,000 as follows:

•	Between April 27, 2012 and June 29, 2012, LCMD Hong Kong sold an aggregate of 99,684 shares of common stock at $1.8057 per share and received aggregate proceeds of $180,000.

•	Between July 18, 2012 and November 14, 2012, LCMD Hong Kong sold an aggregate of 117,480 shares of common stock at $3.49 per share and received aggregate proceeds of $410,000.

•	Between September 10, 2012 and October 1, 2012, LCMD Hong Kong sold an aggregate of 46,012 shares of common stock at $3.26 per share and received aggregate proceeds of $150,000.

•	On June 16, 2012 and August 2, 2012, LCMD Hong Kong borrowed $50,000 and $25,000, respectively, from a lender. These loans have been repaid in full.

•	On December 20, 2012, LCMD Hong Kong sold, for $300,000 in gross proceeds, to existing investors (a) an aggregate of 150,660 shares of common stock and (b) warrants to acquire an aggregate of 150,660 shares of LCMD Hong Kong at an exercise price per share of approximately $3.00 through November 15, 2015. Upon the consummation of the share exchange, the number of shares underlying the warrants were adjusted and converted into 977,894 shares of LCMD Nevada. In addition, one of the investors exchanged an existing investment right for (y) a warrant to acquire 1.5 million shares (9,736,101 shares of LCMD Nevada post-share exchange) of LCMD Hong Kong at any time through November 15, 2015 at an exercise price per share of $0.25 and (z) a warrant to acquire 450,000 shares of LCMD Hong Kong (2,920,830 shares of LCMD Nevada post-share exchange) at any time through November 15, 2015 at an exercise price per share of $0.50.

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We will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports, quarterly reports, proxy statements and other filings under the Exchange Act. We estimate that these costs will likely be in excess of $100,000 per year for the next few years. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate certain independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

The following is a summary of our cash flows provided by (used in) operating, investing and financing activities during the periods indicated:

	Nine Months Ended December 31, 2012	Nine Months Ended December 31, 2011

Cash at beginning of period	$13,960	$0
Net cash used in operating activities	(938,962)	(331,305)
Net cash used in investing activities	0	0
Net cash provided by financing activities	1,040,000	331,815
Cash at end of period	$114,998	$510

	Twelve Months Ended March 31, 2012	Inception through March 31, 2011

Cash at beginning of period	$0	$0
Net cash used in operating activities	(576,350)	0
Net cash used in investing activities	0	0
Net cash provided by financing activities	590,310	0
Cash at end of period	$13,960	$0

Cash Flows from Operating Activities

During the periods ended December 31, 2012 and December 31, 2011, our operating activities were primarily related to payments to various related-party shareholders who provide services as consultants. These payments relate to services for research, development and administration.

During the twelve month period ended March 31, 2012 and inception through March 31, 2011, our operating activities were primarily related to payments to various related party shareholders who provide services as consultants. These payments relate to services for research, development and administration and our potential medical devices.

Cash Flows from Investing Activities

We did not have any investing activities from operations for the nine month periods ended December 31, 2012 and December 31, 2011 or for the periods ended March 31, 2012 and March 31, 2011.

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Cash Flows from Financing Activities

During the periods ended December 31, 2012 and December 31, 2011, our financing activities consisted of various transactions in which it raised net proceeds of $1,040,000 and $331,815, respectively, through the issuance of debt and common stock. The increase in our financing activities was primarily attributable to our requirement to obtain significant amounts of capital to support our operations prior to the commencement of a revenue stream or other liquidity events. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

During the periods ended March 31, 2012 and March 31, 2011, our financing activities consisted of various transactions in which it raised proceeds of $590,310 through the issuance of debt and common stock. The increase in our financing activities was primarily attributable to our requirement to obtain significant amounts of capital to support our operations prior to the commencement of a revenue stream or other liquidity events. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. We will need to seek to obtain additional debt or equity financing, especially if we experience downturns or cyclical fluctuations in our business that are more severe or longer than anticipated, or if we experience significant increases in the cost of raw material and manufacturing, or increases in our expense levels resulting from being a publicly-traded company. If we attempt to obtain additional debt or equity financing, we cannot assure you that such financing will be available to us on favorable terms, or at all.

Our financial statements for the period ended March 31, 2012 indicate there is substantial doubt about our ability to continue as a going concern as we are dependent on our ability to obtain short-term financing and ultimately to generate sufficient cash flow to meet our obligations on a timely basis in order to attain profitability, as well as successfully obtain financing on favorable terms to fund our long term plans. We can give no assurance that our plans and efforts to achieve the above steps will be successful.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that are expected to have a material impact on the financial statements.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

PROPERTIES

Our headquarters are located in facilities of approximately 240 square feet at 880 Third Avenue, New York, New York, which are licensed to Glennart Consulting Group LLC, an entity affiliated with Messrs. Foley and Malvett, pursuant to a one year License Agreement dated April 20, 2012. The term of the license commenced on May 1, 2012 and expires on April 30, 2013. The monthly license fee under the license varied over the course of the one year license period, with the remaining months at $4,800 per month. We pay all of Glennart’s license fees under the license agreement in return for the use of the facilities. A one-year extension renewal has been signed effective as of May 1, 2013 for a monthly license fee of $4,900 per month. This license is expected to be assigned and transferred to the LCMD Nevada after the closing of the exchange with LCMD Hong Kong.

Our inventory is expected to be stored at our manufacturing facilities in Kuala Lumpur.

We believe that our facilities are adequate for our current purposes.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 29, 2013, and taking into account the share exchange between LCMD Hong Kong and LCMD Nevada, by:

•	each director;

•	each person known by us to own beneficially 5% or more of our common stock;

•	each officer named in the summary compensation table elsewhere in this report; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner is 880 Third Avenue, New York, New York 10022.

Name and address of beneficial owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock (1)

Berdon Venture Associates LLC (2)	18,697,675	34.82%

Medical Device International LLC (3)	7,399,436	19.46%

Choice Investment Management, LLC (4)	3,389,759	9.55%

Theodore Kalem (5)	2,189,383	6.26%

Kent Riddle (6)	2,044,581	5.84%

Glenn Foley (7)	2,700,145	7.71%

Arthur Malvett (8)	2,758,562	7.88%

Nickolay Kukekov (9)	2,189,389	6.26%

David Horin	—	—

All directors and executive officers as a group (4 people) (10)	7,648,096	21.85%

(1)	Based on 35,000,000 shares of Common Stock issued and outstanding as of March 29, 2013.
(2)	Includes warrants to purchase an aggregate of 15,482,620 shares of our common stock, which are currently exercisable through November 15, 2015. Berdon Venture Associates LLC is controlled by Frederick Berdon, as its sole manager. Its address is 37 Westerleigh Road, Purchase, New York 10577.
(3)	Medical Device International LLC is beneficially owned by Glenn Foley (26%), Arthur Malvett (49%) and Mr. Jack Lefevre (25%). Additionally, each of Messrs. Foley and Malvett is a Managing Director. They each disclaim beneficial ownership in Medical Device International LLC except to the extent of their pecuniary interest therein.

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(4)	We have been informed that Choice Investment Management, LLC acts as investment manager of and controls Cynergy All Seasons LP, Cynergy Emerging Growth LLC, Cynergy Healthcare Investors 2008 LLC, Cynergy Healthcare Investors Emerging Bridge LLC and Adams Market Neutral Fund LLLP. Of such shares, (a) 1,204,829 shares and 92,357 shares underlying warrants are beneficially owned by Cynergy All Seasons LP, (b) 815,437 shares and 168,415 shares underlying warrants are beneficially owned by Cynergy Emerging Growth LLC, (c) 375,242 shares and 114,088 shares underlying warrants are beneficially owned by Cynergy Healthcare Investors Emerging Bridge LLC, (d) 28,654 shares are beneficially owned by Cynergy Healthcare Investors 2008 LLC and (e) 476,649 shares and 114,088 shares underlying warrants are beneficially owned by Adams Market Neutral Fund LLLP. The address or each of the foregoing is 5975 S. Quebec Street, Suite 270, Centennial, Colorado 80111.
(5)	Mr. Kalem’s address is 620 West 42nd St.; Apt. 49A, New York, NY 10036.
(6)	Mr. Riddle’s address is 335 Gorrell Street, Greensboro, North Carolina 27406.
(7)	Does not include 7,399,436 shares of our common stock held by Medical Device International LLC, of which Mr. Foley is a Managing Director and the owner of 26% of its membership interests.
(8)	Does not include 7,399,436 shares of our common stock held by Medical Device International LLC, of which Mr. Malvett is a Managing Director and the owner of 49% of its membership interests.
(9)	Does not include 768,964 shares of our common stock held by Chromium 24 LLC. Chromium 24 LLC is controlled by John Kalem. Dr. Kukekov is a non-controlling member of Chromium 24, LLC, and disclaims beneficial ownership in Chromium 24, LLC except to the extent of his pecuniary interest therein. Chromium 24, LLC’s address is 135 East 18th Street, New York, New York 10003. Concurrently with the closing of the transactions contemplated by the Exchange Agreement, Tungsten 74 LLC, the owner of 8,000,000 restricted shares (reflecting the 2-for-1 forward split) of LCMD Nevada’s Common Stock, representing 57.97% of LCMD Nevada’s outstanding shares of Common Stock immediately prior to the share exchange, delivered to LCMD Nevada for cancellation all of such shares, and Tungsten ceased being a stockholder of LCMD Nevada. Dr. Kukekov is a non-controlling member of Tungsten 74 LLC.
(10)	Does not include the shares (a) in the case of Dr. Kukekov, held by Chromium 24, LLC, of which Dr. Kukekov is a non-controlling member and (b) in the case of Messrs. Foley and Malvett, held by Medical Device International LLC, of which each of them are managing members.

DIRECTORS AND EXECUTIVE OFFICERS

Our Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Glenn Foley	56	Chief Executive Officer and Director Elect
Arthur Malvett	63	Chief Operating Officer, Secretary and Director Elect
David Horin	44	Chief Financial Officer
Nickolay V. Kukekov	39	Director

Glenn Foley. The Chief Executive Officer and a director elect of LCMD Nevada since March 29, 2013, and a founder, the Managing Partner and Chief Executive Officer of LCMD Hong Kong since July 2010. Mr. Foley’s appointment as a director is expected to take place 10 days after the filing and mailing of a Schedule 14F disclosing such appointment to our stockholders. He is also the Chairman and Managing Director of Medical Device International Limited, one of our stockholders, since April 2009. Mr. Foley has 30 years of medical device experience. From January 2006 to March 2009, Mr. Foley was the Managing Member of Device Partners International LLC, a medical device marketing company and reseller. His senior management experiences range from multi-national organizations like Medtronic Vascular where he was the Vice President of Global Sales, to Precision Vascular Systems (an IP incubator company), which, as its Chief Executive Officer, he developed into an operating company and sold to Boston Scientific in 20 months. Mr. Foley’s experience in the medical device operations includes experience in finance, financial institution relationships, operations, intellectual property, corporate law, sales, and sales and marketing in over 40 counties.

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Arthur Malvett. The Chief Operating Officer, Secretary and a director elect of LCMD Nevada since March 29, 2013, and a founder, the Managing Partner and Chief Executive Officer of LCMD Hong Kong since July 2010. Mr. Malvett’s appointment as a director is expected to take place 10 days after the filing and mailing of a Schedule 14F disclosing such appointment to our stockholders. He was principal and President of BRIC Consulting Group, which developed trade and business opportunities among the “BRIC” emerging markets, from January 2006 to March 2010. Mr. Malvett is also the Chairman and Executive Director of Medical Device International Limited, one of our stockholder, since April 2009. His career has taken him to four continents in a variety of business disciplines. Mr. Malvett has experience in international trade, commodity trade finance, and government relations. His experience ranges from Vice President of Midland Bank from August 1980 to May 1984, to Director General of the World Gold Council, from May 1984 to November 2002. In addition to his role as Chief Operating Officer, he will also direct our business initiatives in Latin America from Sao Paolo and New York.

David Horin. The Chief Financial Officer of LCMD Nevada since March 29, 2013, and the Chief Financial Officer of LCMD Hong Kong since December 11, 2012. Mr. Horin is currently the President of Chord Advisors, LLC, an advisory firm that provides targeted financial solutions to public (small-cap and mid-cap) and private small and mid-sized companies. From March 2008 to June 2012, Mr. Horin was the Chief Financial Officer of Rodman & Renshaw Capital Group, Inc., a full-service investment bank dedicated to providing corporate finance, strategic advisory, sales and trading and related services to public and private companies across multiple sectors and regions. From March 2003 through March 2008, Mr. Horin was the Managing Director of Accounting Policy and Financial Reporting at Jefferies Group, Inc,, a full-service global investment bank and institutional securities firm focused on growth and middle-market companies and their investors. Prior to his employment at Jefferies Group, Inc., from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG’s Department of Professional Practice in New York, where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin has a Bachelor of Science degree in Accounting from Baruch College, City University of New York. Mr. Horin is also a Certified Public Accountant.

Nickolay V. Kukekov. A member of our Board of Directors as of October 31, 2012. Furthermore, he was our Chief Executive Officer from October 31, 2012 through March 29, 2013. Since September 2012, Dr. Kukekov has served as the chief executive officer and director of AntriaBio, Inc. (formerly Fits My Style, Inc.) a development-stage company seeking to develop proprietary technology to be used with active pharmaceutical ingredients to create sustained release injectable formulations. Dr. Kukekov currently serves as the managing director of Highline Research Advisors, a division of Corinthian Partners L.L.C. Prior to forming Highline Research Advisors, Dr. Kukekov was the Managing Director of Healthcare Investment Banking at Summer Street Research from October 2010 to August 2012. In September 2009, Dr. Kukekov was a co-founder of the Healthcare Investment Banking group at Gilford Securities. From December 2007 to July 2009, Dr. Kukekov served as the managing director of Paramount BioCapital, where he ran the advisory, M&A and capital raising services for in-house private and public portfolio companies. Dr. Kukekov holds a Bachelor of Science degree in Molecular, Cellular and Developmental Biology from the University of Colorado at Boulder and a Ph.D. in Neuroscience from Columbia University, College of Physicians and Surgeons in New York.

Executive officers are appointed by our Board of Directors. Each executive officer holds his or her office until he or she resigns, is removed by our Board of Directors or his or her successor is elected and qualified. Directors will be elected annually by our stockholders at the annual meeting. Each director holds his or her office until his or her successor is elected and qualified or his or her earlier resignation or removal.

Family Relationships

There are no family relationships among any of our officers or directors.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither us nor our shareholders will have any right to require participation in such other activities.

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Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

 Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Glenn Foley, our Chief Executive Officer, Arthur Malvett, our Chief Operating Officer, and David Horin, our Chief Financial Officer, for all services rendered in all capacities to LCMD Hong Kong in fiscal 2011 and 2012. As of the date of this report, we do not have any other executive officers. These three executive officers are referred to as the “named executive officers” throughout this report. None of the executive officers of LCMD Nevada in any fiscal year received any compensation or other payments for services they provided to LCMD Nevada.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for the two fiscal years ended March 31, 2011 and 2012:

Name and Principal Position	Year	Salary	Bonus	All Other Compensation		Total

Glenn Foley	2012	—	—	$112,638	(1)	$112,638
Chief Executive Officer	2011	—	—	—		—

Arthur Malvett	2012	—	—	$105,610	(2)	$105,610
Chief Operating Officer	2011	—	—	—		—

David Horin (3)	2012	—	—	—		—
Chief Financial Officer	2011	—	—	—		—

(1)	Represents (a) $98,138 paid by LCMD Hong Kong directly to Mr. Foley as a consultant and (2) $14,500 paid by Glennart Consulting Group LLC pursuant to a Consulting Agreement between LCMD Hong Kong and Glennart, pursuant to which Mr. Foley provides services to LCMD Hong Kong. Mr. Foley owns a 50% interest in Glennart.

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(2)	Represents (a) $91,160 paid by LCMD Hong Kong directly to Mr. Malvett as a consultant and (2) $14,500 paid by Glennart Consulting Group LLC pursuant to a Consulting Agreement between LCMD Hong Kong and Glennart, pursuant to which Mr. Malvett provides services to LCMD Hong Kong. Mr. Malvett owns a 50% interest in Glennart.
(3)	Mr. Horin commenced his role as our Chief Financial Officer on December 11, 2012. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE—Transactions with Related Persons” for information on our agreement with Chord Advisors, LLC.

We have not issued any securities for compensatory purposes to our named executive officers or directors in either of 2011 or 2012 under any employee benefits plans or otherwise.

Employment Agreements

Glenn Foley

On March 1, 2013 LCMD Hong Kong entered into a three-year employment agreement with Mr. Foley whereby Mr. Foley agreed to be LCMD Hong Kong’s Chief Executive Officer. The agreement automatically renews for additional one-year periods unless either LCMD Hong Kong or Mr. Foley notifies the other in writing at least 90 days prior to the conclusion of the three-year employment period.

Mr. Foley’s annual base salary is $299,500. Mr. Foley will receive a signing bonus of $100,000 upon the public registration of LCMD Hong Kong’s stock (which is expected to be paid instead after the exchange and subject to Board approval and appropriate financial condition of LCMD Nevada) and is entitled to a discretionary bonus at the end of each fiscal year based upon him and LCMD Hong Kong reaching certain performance objectives. Mr. Foley was also granted 100,000 restricted stock units of LCMD Hong Kong, which are expected to be issued as 100,000 restricted stock units or similar securities of LCMD Nevada after the exchange pursuant to an approved equity incentive plan.

Mr. Foley is entitled to participate in all benefit programs of LCMD Hong Kong including health care and option plans. He is entitled to 3 weeks of paid vacation a year and is reimbursed for all reasonable travel, entertainment, mileage, and other business expenses incurred by him in the performance of his duties as the Chief Executive Officer.

LCMD Hong Kong may terminate the employment agreement with Mr. Foley for cause (as defined in the agreement). LCMD Hong Kong may terminate the employment agreement without cause at any time within the first 90 days of the commencement of the employment agreement and upon 30 days prior written notice by LCMD Hong Kong on or after the ninety-first day following the commencement of the employment agreement. Mr. Foley may terminate the employment agreement upon not less than 30 days prior written notice by him to LCMD Hong Kong. Upon the termination of Mr. Foley’s employment agreement for any reason other than LCMD Hong Kong’s termination without cause, LCMD Hong Kong is under no further obligation to Mr. Foley other than to pay him compensation earned and reasonable expenses incurred prior to the last day of employment.

In the event that Mr. Foley’s employment is terminated by LCMD Hong Kong without cause, LCMD Hong Kong shall pay Mr. Foley 12 months of separation pay equal to his base salary. Also, Mr. Foley’s options will continue to vest for 6 months and he will be reimbursed for all reasonable expenses incurred prior to the termination. All of such payments are subject to Mr. Foley signing a release of claims reasonably satisfactory to LCMD Hong Kong and he fulfills his post-employment obligations.

The employment agreement also contains a non-disclosure of proprietary information clause and a non-competition and non-solicitation clause for a period of 12 months. If LCMD Hong Kong terminates the agreement without cause, the non-disclosure, non-competition and non-solicitation clauses are effective for 6 months, unless LCMD Hong Kong elects, no later than 30 days after Mr. Foley’s termination, to extend the period to 12 months. Furthermore, in the event of a change of control of LCMD Hong Kong, the non-competition provisions shall no longer apply.

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Arthur Malvett

On March 1, 2013 LCMD Hong Kong entered into a three-year employment agreement with Mr. Malvett whereby Mr. Malvett agreed to be LCMD Hong Kong’s Chief Operating Officer. The agreement automatically renews for additional one-year periods unless either LCMD Hong Kong or Mr. Malvett notifies the other in writing at least 90 days prior to the conclusion of the three-year employment period.

Mr. Malvett’s annual base salary is $298,000. Mr. Malvett will receive a signing bonus of $100,000 upon the public registration of LCMD Hong Kong’s stock (which is expected to be paid instead after the exchange and subject to Board approval and appropriate financial condition of LCMD Nevada) and is entitled to a discretionary bonus at the end of each fiscal year based upon him and LCMD Hong Kong reaching certain performance objectives. Mr. Malvett was also granted 100,000 restricted stock units of LCMD Hong Kong, which are expected to be issued as 100,000 restricted stock units or similar securities of LCMD Nevada after the exchange pursuant to an approved equity incentive plan.

Mr. Malvett is entitled to participate in all benefit programs of LCMD Hong Kong including health care and option plans. He is entitled to 3 weeks of paid vacation a year and is reimbursed for all reasonable travel, entertainment, mileage, and other business expenses incurred by him in the performance of his duties as the Chief Executive Officer.

LCMD Hong Kong may terminate the employment agreement with Mr. Malvett for cause (as defined in the agreement). LCMD Hong Kong may terminate the employment agreement without cause at any time within the first 90 days of the commencement of the employment agreement and upon 30 days prior written notice by LCMD Hong Kong on or after the ninety-first day following the commencement of the employment agreement. Mr. Malvett may terminate the employment agreement upon not less than 30 days prior written notice by him to LCMD Hong Kong. Upon the termination of Mr. Malvett’s employment agreement for any reason other than LCMD Hong Kong’s termination without cause, LCMD Hong Kong is under no further obligation to Mr. Malvett other than to pay him compensation earned and reasonable expenses incurred prior to the last day of employment.

In the event that Mr. Malvett’s employment is terminated by LCMD Hong Kong without cause, LCMD Hong Kong shall pay Mr. Malvett 12 months of separation pay equal to his base salary. Also, Mr. Malvett’s options will continue to vest for 6 months and he will be reimbursed for all reasonable expenses incurred prior to the termination. All of such payments are subject to Mr. Malvett signing a release of claims reasonably satisfactory to LCMD Hong Kong and he fulfills his post-employment obligations.

The employment agreement also contains a non-disclosure of proprietary information clause and a non-competition and non-solicitation clause for a period of 12 months. If LCMD Hong Kong terminates the agreement without cause, the non-disclosure, non-competition and non-solicitation clauses are effective for 6 months, unless LCMD Hong Kong elects, no later than 30 days after Mr. Malvett’s termination, to extend the period to 12 months. Furthermore, in the event of a change of control of LCMD Hong Kong, the non-competition provisions shall no longer apply.

Glennart Consulting Agreement

LCMD Hong Kong is party to a Consulting Agreement with Glennart Consulting Group LLC, dated March 15, 2012. Each of Glenn Foley, our Chief Executive Officer, and Arthur Malvett, our Chief Operating Officer, own 50% of Glennart. Pursuant to the Consulting Agreement, Glennart is retained by LCMD Hong Kong to provide sale and marketing support in pre-defined international markets, direct regulatory activity, and prepare LCMD Hong Kong for entry into the United States market, among other things. The term of the Consulting Agreement ends on March 14, 2014. Either party may cancel the Consulting Agreement on 30 days written notice to the other party. Glennart is required to spend approximately 100 man hours per week in fulfilling its obligations under the Consulting Agreement, and in return is paid a monthly fee of $50,000 plus out of pocket expenses. LCMD Hong Kong and Glennart Consulting intend to terminate the consulting agreement as of the date of the exchange.

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Compensation of Directors

None of our directors have received any compensation as directors in either 2011 or 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

LCMD Hong Kong is party to a Consulting Agreement with Glennart Consulting Group LLC, dated March 15, 2012. Each of Glenn Foley, our Chief Executive Officer, and Arthur Malvett, our Chief Operating Officer, own 50% of Glennart. Pursuant to the Consulting Agreement, Glennart is retained by LCMD Hong Kong to provide sale and marketing support in pre-defined international markets, direct regulatory activity, and prepare LCMD Hong Kong for entry into the United States market, among other things. The term of the Consulting Agreement ends on March 14, 2014. Either party may cancel the Consulting Agreement on 30 days written notice to the other party. Glennart is required to spend approximately 100 man hours per week in fulfilling its obligations under the Consulting Agreement, and in return is paid a monthly fee of $50,000 plus out of pocket expenses. LCMD Hong Kong paid to Glennart $47,920 during the fiscal year ended March 31, 2012 and $483,200 during the period from April 1, 2012 through December 31, 2012. LCMD Hong Kong and Glennart Consulting intend to terminate the consulting agreement as of the date of the exchange.

Our headquarters are located in facilities of approximately 240 square feet at 880 Third Avenue, New York, New York, which are licensed to Glennart Consulting Group LLC pursuant to a one year License Agreement dated April 20, 2012. The term of the license commenced on May 1, 2012 and expires on April 30, 2013. The monthly license fee under the license varied over the course of the one year license period, with the remaining months at $4,800 per month. We pay all of Glennart’s license fees under the license agreement in return for the use of the facilities. A one-year extension renewal has been signed effective as of May 1, 2013 for a monthly license fee of $4,900 per month. This license is expected to be assigned and transferred to LCMD Nevada after the closing of the exchange with LCMD Hong Kong.

All patent rights relating to International Patent Application No. PCT/IB2010/000797 were assigned by Glenn Foley, our Chief Executive Office, to Medical Device International Limited, an affiliate of both Mr. Foley and Glenn Malvett, our Chief Operating Officer, on July 5, 2010. Medical Device International Limited then assigned the patent rights to LCMD Hong Kong on August 3, 2010. Pursuant to the assignment:

•	LCMD Hong Kong shall pay to Medical Device International Limited a fee of 2% of net sales received by LCMD Hong Kong as a result of the sale of product;

•	LCMD Hong Kong shall pay Medical Device International Limited an amount equal to 2% of the total royalty revenue related to the intellectual property; and

•	In no event shall the payments from LCMD Hong Kong to Medical Device International Limited be less than $5,000 per month.

We paid to Medical Device International an aggregate of $70,500 during the fiscal year ended March 31, 2012 and an aggregate of $43,200 during the period from April 1, 2012 through December 31, 2012, pursuant to the above assignment.

Medical Device International Limited, assigned the patent rights relating to International Patent Application No. PCT/IB2012/001470 to LCMD Hong Kong on October 5, 2010. Pursuant to the assignment, LCMD Hong Kong shall pay to Medical Devices International Limited royalty payments equal to 50% of the net revenue collected by LCMD Hong Kong from the commercial sale of the product, paid on a calendar quarterly basis, with payments beginning no later than July 1, 2013 and totaling no less than $10,000 per calendar quarter. Medical Device International Limited, in turn, is required to pay all such amounts collected, to Leap Medical, LLC, which is beneficially owned by Kent Riddle, one of our stockholders.

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On December 11, 2012, LCMD Hong Kong entered into an agreement (the “Chord Agreement”) with Chord Advisors, LLC (“Chord”). Pursuant to the Chord Agreement, Chord will provide us with comprehensive outsourced accounting solutions through December 15, 2013. We have agreed to pay to Chord an advisory fee of $7,500 per month for the first quarter of 2013, $8,500 per month for the second quarter of 2013, and $10,000 per month thereafter. Our Chief Financial Officer, David Horin, is the President of Chord.

Code of Ethics

The newly appointed members of our Board intend to adopt a Code of Ethics. However, no formal steps have been taken by the Board in this regard.

Director Independence

We do not at this time have any independent directors, although we have identified persons who we believe would be qualified and independent members of our Board of Directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not have a standing audit, nominating, corporate governance or compensation committee of the Board of Directors. However, we intend to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics, in the future. We do not have a financial expert serving on our Board of Directors at this time.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

 Our shares of common stock are quoted on the OTC QB under the symbol HTHH. The following table sets forth the range of the high and low sales prices of the common stock for the periods indicated:

Quarter Ended	High	Low

January 31, 2011	—	—
April 30, 2011	—	—
July 31, 2011	—	—
October 31, 2011	—	—

January 31, 2012	—	—
April 30, 2012	$.55	$.25
July 31, 2012	$.55	$.55
October 31, 2012	$.55	$.55

January 31, 2013	$.55	$.55

At March 29, 2013, there were approximately 73 stockholders of record of our common stock. The number of stockholders does not include beneficial owners holding shares through nominee names.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

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RECENT SALES OF UNREGISTERED SECURITIES

As described above in Item 1.01 – “Entry into a Material Definitive Agreement”, on March 29, 2013, we issued a total of 29,200,000 unregistered shares of our Common Stock to 22 persons and entities, all of whom were stockholders of LCMD Hong Kong, pursuant to the Share Exchange Agreement.

On July 31, 2010, LCMD Hong Kong issued 50 shares each to its two founders, and subsequently issued an aggregate of 3,569,519 shares to its founders and certain consultants at various times as consideration for services provided to LCMD Hong Kong.

During November 2011, LCMD Hong Kong issued an aggregate of 300,000 common shares for aggregate proceeds of $250,000, or $0.8333 per share. In addition, LCMD Hong Kong issued warrants to purchase an additional 300,012 shares at an exercise price per share of $0.8333.

In January 2012, LCMD Hong Kong issued 60,000 shares in connection with the issuance of a $150,000 promissory note plus the issuance of 60,000 additional common shares due to the non-payment of the promissory note.

In March 2012, LCMD Hong Kong issued 55,381 common shares for aggregate proceeds of $100,000, or $1.8057 per share, plus a bonus of an additional 80,000 common shares.

Between April 27, 2012 and June 29, 2012, LCMD Hong Kong sold an aggregate of 99,684 shares of common stock at $1.8057 per share and received aggregate proceeds of $180,000.

Between July 18, 2012 and November 14, 2012, LCMD Hong Kong sold an aggregate of 117,480 shares of common stock at $3.49 per share and received aggregate proceeds of $410,000.

Between September 10, 2012 and October 1, 2012, LCMD Hong Kong sold an aggregate of 46,012 shares of common stock at $3.26 per share and received aggregate proceeds of $150,000.

On June 16, 2012 and August 2, 2012, LCMD Hong Kong borrowed $50,000 and $25,000, respectively, from a lender. These loans have been repaid in full.

On December 20, 2012, LCMD Hong Kong sold, for $300,000 in gross proceeds, to existing investors (a) an aggregate of 150,660 shares of common stock and (b) warrants to acquire an aggregate of 150,660 shares of LCMD Hong Kong at an exercise price per share of approximately $3.00 through November 15, 2015. Upon the consummation of the share exchange, the number of shares underlying the warrants were adjusted and converted into 977,894 shares of LCMD Nevada. In addition, one of the investors exchanged an existing investment right for (y) a warrant to acquire 1.5 million shares (9,736,101 shares of LCMD Nevada post-share exchange) of LCMD Hong Kong at any time through November 15, 2015 at an exercise price per share of $0.25 and (z) a warrant to acquire 450,000 shares of LCMD Hong Kong (2,920,830 shares of LCMD Nevada post-share exchange) at any time through November 15, 2015 at an exercise price per share of $0.50.

The above-referenced shares of common stock issued by LCMD Hong Kong were offered and sold in private transactions in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Its reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities were isolated private transactions which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by LCMD Hong Kong; and (d) the negotiations for the sale of the stock took place directly between the offeree and LCMD Hong Kong.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

Common Stock

As of March 29, 2013, after taking into account the share exchange and reorganization between LCMD Hong Kong and LCMD Nevada, 35,000,000 shares of our common stock were outstanding. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Common Stock.

In addition, our authorized but unissued common shares could be used by our Board of Directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, our common stock may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Preferred Stock

As of March 29, 2013, there were no shares of our “blank check” preferred stock outstanding. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board upon issuance. The authorization of such “blank check” Preferred Stock permits our Board to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our stockholders.

The Preferred Stock may be issued from time to time in one or more series by our Board of Directors. Our Board of Directors are authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock may grant the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company's common stock.

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Subject to limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our stockholders. The Board would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets, or issuance as part or all of an equity compensation plan.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and in such event would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

We have (i) no definitive plans or commitments for the issuance or use of the Preferred Stock in connection with any financing, and (ii) no definitive plans, proposals or arrangements, written or otherwise, at this time to issue any of the Preferred Stock in connection with a merger, share exchange or acquisition. The issuance of any shares of Preferred Stock would be completely dependent on future events, and at this time we cannot be certain that any such future events will occur.

Options, Warrants and Other Convertible Securities

We have outstanding warrants to purchase an aggregate of 17,139,899 shares of our common stock at exercise prices ranging from $0.25 to $3.00 per share. All of our outstanding warrants are exercisable through November 15, 2015. Other than the above, we do not have outstanding any options, warrants or other securities that are convertible into, or exchangeable for, shares of our Common Stock.

Transfer Agent

Our independent stock transfer agent is VStock Transfer, LLC. VStock Transfer’s address is 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees, and agents to the maximum extent permitted by the NGCL. Further, pursuant to our Articles of Incorporation, the indemnification provided under our Articles of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaws or other agreements. Our bylaws further provide that we shall indemnify our officers, directors, employees, and agents who was or is a party or is threatened to be made a party to any proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the Board of the Company shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of the Company and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this Current Report on Form 8-K.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Dismissal of Independent Registered Public Accountant

On March 29, 2013, the Board of Directors of LCMD Nevada approved the dismissal of LBB & Associates Ltd., LLP, its independent registered public accountants, effective as of the consummation of LCMD Nevada’s share exchange transaction with LCMD Hong Kong. The share exchange transaction was consummated on March 29, 2013 and, therefore, the effective date of LBB & Associates’ dismissal was March 29, 2013.

The report of LBB & Associates on the financial statements of LCMD Nevada for the fiscal years ended October 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle, and included an explanatory paragraph that noted substantial doubt about LCMD Nevada’s ability to continue as a going concern.

During the last two fiscal years, and through March 29, 2013, the effective date of LBB & Associates’ dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between LCMD Nevada and LBB & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of LBB & Associates would have caused LBB & Associates to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

LCMD Nevada has provided LBB & Associates with a copy of this disclosure and requested that LBB & Associates provide LCMD Nevada with a letter addressed to the Securities and Exchange Commission stating whether or not LBB & Associates agrees with the above disclosures. A copy of LBB & Associates’ letter, dated March 29, 2013, is attached as Exhibit 16.1 to this Form 8-K.

Newly Appointed Independent Registered Public Accountant

On March 29, 2013, the Board of Directors of LCMD Nevada approved the appointment of CohnReznick LLP as LCMD Nevada’s independent registered public accounting firm, effective as of the consummation of LCMD Nevada’s share exchange transaction with LCMD Hong Kong on March 29, 2013. At the time of the consummation of the share exchange transaction, CohnReznick LLP was the independent registered public accounting firm for LCMD Hong Kong. During the two most recent fiscal years and through the date of its engagement, neither LCMD Nevada nor anyone on its behalf, consulted CohnReznick LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of LCMD Nevada; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Current Report on Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to the stockholders of LCMD Hong Kong in connection with the share exchange were offered and sold to them in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offerees and us.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Reference is made to the disclosure set forth under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

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ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On March 29, 2013, we issued the press release attached hereto as Exhibit 99.3 announcing the closing of the share exchange with LCMD Hong Kong. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of LCMD Hong Kong for each of the fiscal year ended March 31, 2012 and the period from July 23, 2010 (Date of Inception) to March 31, 2011.

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited financial statements of LCMD Hong Kong as of December 31, 2012 and for the nine month periods ended December 31, 2012 and 2011.

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(b)	Pro forma financial information.

Pro Forma financial information has not been included herein, as it would not be materially different from the financial information of LCMD Hong Kong as referenced in Item 9.01(a) above.

(c)	Shell Company Transaction.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
2.1	Share Exchange and Reorganization Agreement, dated as of March 29, 2013, by and between Life Care Medical Devices Limited, a Hong Kong SAR corporation, Health In Harmony, Inc. a Nevada corporation and the Beneficial Stockholders of Life Care Medical Devices Limited Identified Therein
3.1	Articles of Incorporation (1)
3.2	Amendment to Articles of Incorporation (2)
3.3	Amendment to Articles of Incorporation
3.4	By-Laws (1)
3.5	Amendment to Bylaws (3)
10.1	Assignment, effective as of August 3, 2010, between Medical Device International Limited and Life Care Medical Devices Limited
10.2	Amendment to the Assignment Agreement between Medical Device International Limited and Life Care Medical Devices Limited, dated August 11, 2010
10.3	Assignment, effective as of March 6, 2010, between Leap Medical, LLC and Medical Device International Limited
10.4	Assignment, effective as of October 5, 2010, between Medical Device International Limited and Life Care Medical Devices Limited
10.5	Consulting Agreement, dated March 15, 2012, by and between Life Care Medical Devices Limited and Glennart Consulting Group LLC
10.6	Consulting Agreement dated May 15, 2012, between Life Care Medical Devices Limited and Weinberg Enterprise Inc.
10.7	Consulting Agreement dated December 9, 2011, between Life Care Medical Devices Limited and Vascular NewTech Holdings, SL
10.8	Consulting Agreement dated February 1, 2012, between Life Care Medical Devices Limited and Eduard Naderlinger
10.9	Consulting Agreement between Life Care Medical Devices Limited and Barry Cantrell
10.10	Consulting Agreement between Life Care Medical Devices Limited and Richard Kent Riddle
10.11	License Agreement between Bevmax Office Centers and Glennart Consulting Group LLC
10.12	Employment Agreement with Glenn Foley dated March 1, 2013
10.13	Letter of Agreement, dated December 11, 2012, between Chord Advisors, LLC and Life Care Medical Devices
10.14	License Agreement, dated February 19, 2013, between Glennart Consulting Group LLC and Bevmax Office Centers
10.15	Assignment, effective as of July 5, 2010, between Glenn Foley and Medical Device International Limited.
10.16	Amendment to the Assignment Agreement between Medical Device International Limited and Life Care Medical Devices Limited, dated March 13, 2013.
10.17	Employment Agreement with Arthur Malvett dated March 1, 2013
16.1	Letter dated April 1, 2013 from LBB & Associates Ltd., LLP
99.1	Audited Balance Sheets of Life Care Medical Devices Limited as of March 31, 2012 and 2011 and the related Statements of Operations, Changes in Stockholders’ Deficit and Cash Flows for the year ended March 31, 2012 and for the periods from July 23, 2010 (Inception) to March 31, 2011 and 2012.
99.2	Unaudited Balance Sheet of Life Care Medical Devices Limited as of December 31, 2012 and the related Statements of Operations, Changes in Stockholders’ Deficit and Cash Flows for the nine months ended December 31, 2012 and 2011.
99.3	Press Release, dated March 29, 2013

__________

(1)	Filed as an exhibit to the Registration Statement on Form S-1 of the Registrant dated January 5, 2011.
(2)	Filed as an exhibit to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on March 27, 2013.
(3)	Filed as an exhibit to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on November 16, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2013

LIFE CARE MEDICAL DEVICES, LTD.

By:	/s/ Glenn Foley
Glenn Foley
Chief Executive Officer

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